                                                                    EXHIBIT 10.5



                                CREDIT AGREEMENT



                           DATED AS OF MARCH 30, 1998


                                      AMONG


                          BEASLEY FM ACQUISITION CORP.,
              BEASLEY BROADCASTING OF EASTERN NORTH CAROLINA, INC.,
               BEASLEY BROADCASTING OF EASTERN PENNSYLVANIA, INC.,
                     BEASLEY BROADCASTING OF ARKANSAS, INC.,
                                W&B MEDIA, INC.,
                BEASLEY BROADCASTING OF SOUTHWEST FLORIDA, INC.,
                 BEASLEY BROADCASTING OF COASTAL CAROLINA, INC.,
                      BEASLEY-REED ACQUISITION PARTNERSHIP
                            AND BEASLEY RADIO, INC.,
                          ON A JOINT AND SEVERAL BASIS,
                                  AS BORROWERS,


                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,


                                       AND


                        BANK OF MONTREAL, CHICAGO BRANCH,
                                    AS AGENT

                          BEASLEY FM ACQUISITION CORP.,
              BEASLEY BROADCASTING OF EASTERN NORTH CAROLINA, INC.,
               BEASLEY BROADCASTING OF EASTERN PENNSYLVANIA, INC.,
                     BEASLEY BROADCASTING OF ARKANSAS, INC.,
                                W&B MEDIA, INC.,
                BEASLEY BROADCASTING OF SOUTHWEST FLORIDA, INC.,
                 BEASLEY BROADCASTING OF COASTAL CAROLINA, INC.,
                      BEASLEY-REED ACQUISITION PARTNERSHIP

                                TABLE OF CONTENTS

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Section 1.                 DEFINITIONS...........................................................................2

       1.1                 Certain Defined Terms.................................................................2

       1.2                 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                           Agreement............................................................................25

       1.3                 Other Definitional Provisions........................................................25


Section 2.                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................25

       2.1                 Commitments; Making of Loans; Notes..................................................25

       2.2                 Interest on the Loans................................................................28

       2.3                 Fees.................................................................................32

       2.5                 Use of Proceeds......................................................................40

       2.6                 Special Provisions Governing LIBOR Rate Loans........................................40

       2.7                 Increased Costs; Taxes; Capital Adequacy.............................................42

       2.8                 Obligation of Lenders and Issuing Lender to Mitigate.................................46

       2.9                 Affected Lenders.....................................................................47

       2.10                Guaranties of and Security for the Obligations.......................................48

       2.11                Joint and Several Liability; Payment Indemnifications; etc...........................49


Section 3.                 LETTERS OF CREDIT....................................................................50

       3.1                 Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........50

       3.2                 Letter of Credit Fees................................................................52

       3.3                 Drawings and Reimbursement of Amounts Drawn Under Letters of Credit..................52
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       3.4                 Obligations Absolute.................................................................55

       3.5                 Indemnification; Nature of Issuing Lender's Duties...................................56

       3.6                 Increased Costs and Taxes Relating to Letters of Credit..............................57


Section 4.                 CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................58

       4.1                 Conditions to Initial Revolving Loans................................................58

       4.2                 Conditions to Permitted Acquisitions.................................................61

       4.3                 Conditions to All Loans..............................................................64

       4.4                 Conditions to Letters of Credit......................................................65


Section 5.                 BORROWERS' REPRESENTATIONS AND WARRANTIES............................................65

       5.1                 Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........65

       5.2                 Authorization of Borrowing, etc......................................................68

       5.3                 Financial Condition..................................................................69

       5.4                 No Material Adverse Change; No Restricted Junior Payments............................69

       5.5                 Title to Properties; Liens...........................................................70

       5.6                 Litigation; Adverse Facts............................................................70

       5.7                 Payment of Taxes.....................................................................70

       5.8                 Performance of Agreements; Materially Adverse Agreements.............................70

       5.9                 Governmental Regulation..............................................................71

       5.10                Securities Activities................................................................71

       5.11                Employee Benefit Plans...............................................................71

       5.12                Certain Fees.........................................................................72

       5.13                Environmental Protection.............................................................72

       5.14                Employee Matters.....................................................................73

       5.15                Solvency.............................................................................73

       5.16                Insurance............................................................................73

       5.17                Intellectual Property................................................................73

       5.18                Disclosure...........................................................................74


Section 6.                 BORROWERS' AFFIRMATIVE COVENANTS.....................................................74

       6.2                 Corporate Existence, etc.............................................................78

       6.3                 Payment of Taxes and Claims; Tax Consolidation.......................................78
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       6.4                 Maintenance of Properties; Insurance.................................................79

       6.5                 Inspection; Lender Meeting...........................................................79

       6.6                 Compliance with Laws, etc............................................................79

       6.7                 Environmental Disclosure and Inspection..............................................79

       6.8                 Borrowers' Remedial Action Regarding Hazardous Materials.............................81

       6.9                 Interest Rate Protection.............................................................81

       6.10                Compliance with Related Documents....................................................82

       6.11                Transfer of FCC Licenses for WJST-FM and WJBX-FM to License Subs.....................82

       6.12                Real Property Matters................................................................82


Section 7.                 BORROWERS' NEGATIVE COVENANTS........................................................82

       7.1                 Indebtedness.........................................................................83

       7.2                 Liens and Related Matters............................................................83

       7.3                 Investments; Joint Ventures..........................................................85

       7.4                 Contingent Obligations...............................................................85

       7.5                 Restricted Junior Payments...........................................................86

       7.6                 Financial Covenants..................................................................87

       7.7                 Restriction on Fundamental Changes; Asset Sales and Acquisitions.....................88

       7.8                 Overhead.............................................................................90

       7.9                 Sales and Lease-Backs................................................................90

       7.10                Sale or Discount of Receivables......................................................90

       7.11                Transactions with Shareholders and Affiliates........................................90

       7.12                Disposal of Subsidiary Stock.........................................................91

       7.13                Conduct of Business..................................................................91

       7.14                Amendments or Waivers of Related Documents and Charter Documents.....................91

       7.15                Fiscal Year..........................................................................91


Section 8.                 EVENTS OF DEFAULT....................................................................92

       8.1                 Failure to Make Payments When Due....................................................92

       8.2                 Default in Other Agreements..........................................................92

       8.3                 Breach of Certain Covenants..........................................................92
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       8.4                 Breach of Warranty...................................................................92

       8.5                 Other Defaults Under Loan Documents..................................................93

       8.6                 Involuntary Bankruptcy; Appointment of Receiver, etc.................................93

       8.7                 Voluntary Bankruptcy; Appointment of Receiver, etc...................................93

       8.8                 Judgments and Attachments............................................................93

       8.9                 Dissolution..........................................................................94

       8.10                Employee Benefit Plans...............................................................94

       8.11                Failure of Security, Guaranty or Subordination.......................................94

       8.12                FCC Licenses.........................................................................94

       8.13                Acquisition FCC Consent..............................................................94

       8.14                Like-Kind Maturity Date..............................................................95

       8.15                Like-Kind Exchange...................................................................95

       8.16                Business Interruption................................................................95

       8.17                Change of Control....................................................................95


Section 9.                 AGENT................................................................................96

       9.1                 Appointment..........................................................................96

       9.2                 Powers; General Immunity.............................................................96

       9.3                 Representations and Warranties; No Responsibility For Appraisal of
                           Creditworthiness.....................................................................98

       9.4                 Right to Indemnity...................................................................98

       9.5                 Successor Agent......................................................................98

       9.6                 Security Documents, Etc..............................................................99

       9.7                 Appointment of Separate Agent.......................................................100


Section 10.                MISCELLANEOUS.......................................................................100

       10.1                Assignments and Participations in Loans and Letters of Credit.......................100

       10.2                Expenses............................................................................102

       10.3                Indemnity...........................................................................103

       10.4                Set-Off; Security Interest in Deposit Accounts......................................104

       10.5                Ratable Sharing.....................................................................104

       10.6                Amendments and Waivers..............................................................105

       10.7                Independence of Covenants...........................................................106
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       10.8                Notices.............................................................................106

       10.9                Survival of Representations, Warranties and Agreements..............................106

       10.10               Failure or Indulgence Not Waiver; Remedies Cumulative...............................106

       10.11               Marshalling; Payments Set Aside.....................................................107

       10.12               Severability........................................................................107

       10.13               Obligations Several; Independent Nature of Lenders' Rights..........................107

       10.14               Headings............................................................................107

       10.15               Applicable Law......................................................................107

       10.16               Successors and Assigns..............................................................107

       10.17               Consent to Jurisdiction and Service of Process......................................108

       10.18               Waiver of Jury Trial................................................................108

       10.19               Confidentiality.....................................................................109

       10.20               Counterparts; Effectiveness.........................................................109


                                                                                                   Signature pages
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                                    EXHIBITS


I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV                FORM OF REVOLVING NOTE
V                 FORM OF COMPLIANCE CERTIFICATE
VI-A              FORM OF OPINION OF LATHAM & WATKINS
VI-B              FORM OF FCC OPINION OF LATHAM & WATKINS
VI-C              FORM OF OPINION OF LOCAL COUNSEL
VII               FORM OF OPINION OF O'MELVENY & MYERS LLP
VIII              FORM OF SUBSIDIARY GUARANTY
IX                FORM OF PLEDGE AND SECURITY AGREEMENT
X                 FORM OF FINANCIAL CONDITION CERTIFICATE
XI                FORM OF MORTGAGE
XII               FORM OF CONSENT LETTER
XIII              [RESERVED]
XIV               FORM OF AFFILIATE SUBORDINATION AGREEMENT
XV                FORM OF BEASLEY-REED PLEDGE AGREEMENT
XVI               FORM OF MONTHLY CASH FLOW REPORT
XVII              FORM OF ACCOUNTANTS' CERTIFICATION

                                       vi
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                                    SCHEDULES

1.1A              STATIONS
1.1B              KRTH PROPERTY
1.1C              MANAGEMENT AGREEMENTS
1.1D              AFFILIATE SUBORDINATED NOTES
2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1D              SUBSIDIARIES OF COMPANY
5.1E              FCC LICENSES AND STATION MATTERS
5.1E(v)           LMAs
5.1F              REAL PROPERTY INTERESTS
5.1G              COLLATERAL MATTERS
5.12              FEES
5.13              ENVIRONMENTAL MATTERS
5.16              INSURANCE
7.3               JOINT VENTURES

                          BEASLEY FM ACQUISITION CORP.,
              BEASLEY BROADCASTING OF EASTERN NORTH CAROLINA, INC.,
               BEASLEY BROADCASTING OF EASTERN PENNSYLVANIA, INC.,
                     BEASLEY BROADCASTING OF ARKANSAS, INC.,
                                W&B MEDIA, INC.,
                BEASLEY BROADCASTING OF SOUTHWEST FLORIDA, INC.,
                 BEASLEY BROADCASTING OF COASTAL CAROLINA, INC.,
                      BEASLEY-REED ACQUISITION PARTNERSHIP,
                               BEASLEY RADIO, INC.


                                CREDIT AGREEMENT



                  This CREDIT AGREEMENT is dated as of March 30, 1998 and entered into by and among BEASLEY FM ACQUISITION CORP., a Delaware corporation ("FM Acquisition Corp."), BEASLEY BROADCASTING OF EASTERN NORTH CAROLINA, INC., a North Carolina corporation ("Beasley of North Carolina"), BEASLEY BROADCASTING OF EASTERN PENNSYLVANIA, INC., a Delaware corporation ("Beasley of Pennsylvania"), BEASLEY BROADCASTING OF ARKANSAS, INC., a Delaware corporation ("Beasley of Arkansas"), W&B MEDIA, INC., a North Carolina corporation ("W&B"), BEASLEY BROADCASTING OF SOUTHWEST FLORIDA, INC., a Delaware corporation ("Beasley of Florida"), BEASLEY BROADCASTING OF COASTAL CAROLINA, INC., a Delaware corporation ("Beasley of Coastal Carolina"), BEASLEY-REED ACQUISITION PARTNERSHIP, a Delaware general partnership ("Beasley-Reed") and BEASLEY RADIO, INC., a Delaware corporation ("Beasley Radio"); each of FM Acquisition Corp., Beasley of North Carolina, Beasley of Pennsylvania, Beasley of Arkansas, W&B, Beasley of Florida, Beasley of Coastal Carolina, Beasley-Reed and Beasley Radio are a "Borrower" and collectively, the "Borrowers"), on a joint and several basis, THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and BANK OF MONTREAL, CHICAGO BRANCH ("Bank of Montreal"), as agent for Lenders (in such capacity, "Agent").

                                 R E C I T A L S


                  WHEREAS, the Borrowers and their respective Subsidiaries own and operate the radio stations (the "STATIONS") set forth opposite their names on Part I on Schedule 1.1A;

                  WHEREAS, after the Closing Date, in accordance with this Agreement, the FCC Licenses for each Station shall be owned by the License Sub (as defined below) set forth opposite its name under Part II on Schedule 1.1A;

                  WHEREAS, the Borrowers desire that Lenders extend certain credit facilities to the Borrowers, on a joint and several basis, (i) to refinance the Existing Credit Agreement and the WJST Note, (ii) for the acquisition of certain radio stations, from time to time, to the extent permitted hereunder, (iii) for the payment of fees and expenses hereunder and fees and expenses

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related to the foregoing transactions, (iv) for working capital purposes, and
(v) to make Restricted Junior Payments to the extent permitted hereunder;

                  WHEREAS, the Subsidiaries of the Borrowers desire to guarantee the Obligations pursuant to the Subsidiary Guaranty;

                  WHEREAS, the Borrowers, on a joint and several basis, and their respective Subsidiaries desire to secure their respective Obligations by granting to Agent, on behalf and for the ratable benefit of Lenders, First Priority Liens in substantially all of their respective assets pursuant to the Pledge and Security Agreement and the other Security Documents;

                  WHEREAS, the general partners of Beasley-Reed desire to secure the obligations of Beasley-Reed under this Agreement by granting to Agent, on behalf of and for the ratable benefit of Lenders, a Priority Lien in all of the general partnership interests of Beasley-Reed pursuant to the Beasley-Reed Pledge Agreement and the other Security Documents;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, and Agent agree as follows:

SECTION 1.        DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

                  "ACQUIRED STATIONS" means the radio stations to be acquired on any Permitted Acquisition Closing Date.

                  "ACQUISITION FCC CONSENT" means the initial or other written action or actions by the FCC approving the assignment of the FCC Licenses for each Station to be acquired as part of an Acquisition to the respective License Sub in the manner contemplated by the applicable Acquisition Documents, all in form and substance satisfactory to Agent.

                  "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the arithmetic mean (rounded upward to the nearest 1/16 of one percent) of the offered rates for Dollar deposits with maturities comparable to the Interest Period for which such Adjusted LIBOR Rate will apply, appearing on Telerate Page 3750 (or any successor page) at approximately 11:00 A.M. (London time) on such Interest Rate Determination Date, as determined by the Agent by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of similar liabilities under Regulation D).

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AFFILIATE SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Borrowers evidenced by the Affiliate Subordinated Note Documents and (ii) any other Indebtedness of Borrowers owed to Affiliates subordinated to the Obligations pursuant to an Affiliate Subordination Agreement, substantially in the form of Exhibit XIV annexed hereto.

                  "AFFILIATE SUBORDINATED NOTE DOCUMENTS" means the Affiliate Subordination Agreements, the Affiliate Subordinated Notes and any other material agreements, documents or instruments from time to time evidencing or otherwise relating to implementing Affiliate Subordinated Indebtedness.

                  "AFFILIATE SUBORDINATED NOTES" means the Affiliate Subordinated Notes set forth on Schedule 1.1D annexed hereto.

                  "AFFILIATE SUBORDINATION AGREEMENT" means each Affiliate Subordination Agreement evidencing Affiliate Subordinated Indebtedness, substantially in the form of Exhibit XIV annexed hereto.

                  "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

                  "AGREEMENT" means this Credit Agreement dated as of March 30, 1998.

                  "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

                  "APPLICABLE MARGIN" means the percentage determined by reference to subsection 2.2A.

                  "ASSET SALE" means the sale by any Credit Party to any Person other than another Credit Party of (i) any of the stock, partnership or other equity interests of any Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of any Borrower or any of its respective Subsidiaries, or (iii) any other assets (whether tangible or intangible) of any Borrower or any of its respective Subsidiaries outside of the ordinary course of business, but in each case excluding sales of Excluded Collateral.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BBMC" means Beasley Broadcasting Management Corp., a North Carolina Corporation.

                  "BEASLEY BROADCAST GROUP" means, collectively, FM Acquisition Corp., Beasley of North Carolina, Beasley of Pennsylvania, Beasley of Arkansas, W&B, Beasley of Florida, Beasley of Coastal Carolina, Beasley-Reed and Beasley Radio.

                  "BEASLEY FAMILY" means, collectively, (i) Parent, (ii) any of such Person's spouse, ancestors, descendants, cousins, siblings, or descendants of cousins or siblings, (iii) any trust wholly revocable by any one or more of such Person, or such individuals described in (i) or
         (ii), or any other trust for the benefit of any one or more of such Person, such individuals described in (i) or (ii), or any organization to which gifts at death would qualify for a federal estate charitable deduction under Internal Revenue Code Section 2055; and (iv) any entity that is an Affiliate of any one or more of such Person, such individuals described in (i) or (ii) or trust described in (iii).

                  "BEASLEY-REED PLEDGE AGREEMENT" means the Beasley-Reed Pledge Agreement executed and delivered by each of the partners of Beasley-Reed, substantially in the form of Exhibit XV annexed hereto.

                  "BORROWER" and "BORROWERS" have the meanings assigned to those terms in the introduction to this Agreement.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Illinois or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause
         (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person, other than any LMA.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale; provided that Cash Proceeds shall not include (i) up to $240,000 in payments received in respect of the WJHM Note, the WTSB Note and the J-4 Note or
         (ii) any payments received from time to time in respect of promissory notes issued in an aggregate principal amount of $100,000 or less pursuant to asset dispositions permitted under subsection 7.7(v)(i).

                  "CHANGE OF CONTROL" means:

                           (i) any Credit Party ceasing for any reason (other
                  than a transfer or an equity issuance permitted hereunder) to beneficially own and control at least 99.75% of the issued and outstanding shares of capital stock, partnership interests or other equity interests of its Subsidiaries (or 80% of the partnership interests in the case of Beasley-Reed);

                           (ii) the sale, lease or other transfer (other than a
                  transfer or an equity issuance permitted hereunder) of all or substantially all of any Borrowers' assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than a wholly-owned Subsidiary;

                           (iii) the adoption of a plan relating to the
                  liquidation or dissolution of any Borrower or managing general partner thereof;

                           (iv) the consummation of any transaction as a result
                  of which any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) that is not the Beasley Family or a member thereof or a "beneficial owner" of (as such term is used in Section 13(d)(3) of the Exchange Act) any stock, partnership interests or other equity interests of any Borrower as of the date of this

                  Agreement, directly or indirectly becomes a "beneficial owner" of more than 50% of the voting stock, voting partnership interests or other voting equity interests of any Borrower; or

                           (v) the chief executive officer of any Borrower is a
                  person other than George G. Beasley or a direct offspring of George G. Beasley or such other person as has been approved by Requisite Lenders (such approval not to be unreasonably withheld).

                  "CLOSING DATE" means the Funding Date on or before April 30, 1998, on which the Loans are made and the conditions set forth in subsection 4.2 are satisfied.

                  "COLLATERAL" means, collectively, all real, personal, and mixed property securing the Obligations pursuant to the Security Documents in accordance with the terms thereof but not including Excluded Collateral.

                  "COMBINED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability including that portion of Capital Leases which is capitalized on the combined balance sheet of Borrowers and their respective Subsidiaries) by Borrowers and their respective Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment", or comparable items, including capitalized expenses, reflected in the combined statement of cash flows of Borrowers and their respective Subsidiaries.

                  "COMBINED CASH INTEREST EXPENSE" means, for any period, Combined Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "COMBINED EXCESS CASH FLOW" means, for the Borrowers and their Subsidiaries on a combined basis, for any fiscal year of the Borrowers, the amount by which the Borrowers' and the Subsidiaries' operating revenues collected in Cash during such fiscal year (other than revenues generated by or with respect to the KRTH Property) exceed the sum (without duplication) of (i) the Borrowers' and the Subsidiaries' combined operating expenses paid in Cash in such period (including Combined Cash Interest Expense and Overhead actually paid by the Borrowers and the Subsidiaries to the extent permitted hereby), plus
         (ii) the amount paid in Cash by the Borrowers in such period for (a) principal repayments of the Combined Total Debt and the Sam Floyd Note (excluding payments made from Combined Excess Cash Flow), plus (b) Combined Capital Expenditures paid in Cash in accordance with the terms hereof, plus (c) Cash distributions permitted under subsections 7.5(i) and 7.5(iii) hereof, plus (d) fees and expenses paid in Cash by Borrowers hereunder or under the other Loan Documents for the effectiveness of such agreements and the other Closing Date transactions, plus (e) all legal fees and expenses paid in Cash by Borrowers with respect to any acquisition or disposition of a Station permitted hereunder as a "like-kind" exchange under Section 1031 of the Internal Revenue Code, plus (f) 25% of the change in net revenues of the Borrowers and the Subsidiaries from the Fiscal Year immediately preceding the Fiscal Year with respect to which any determination is made to the Fiscal Year with respect to which such determination is made. For purposes of calculating Combined Excess Cash Flow with respect to assets not owned by the Borrowers for the Fiscal Year, Combined Excess Cash Flow shall be calculated as if any operations disposed of by any Borrower at any time during the preceding 12-month period had not been owned by the Borrowers for any of the full preceding 12-month period.

                  "COMBINED FIXED CHARGES" shall mean for the Borrowers and the Subsidiaries on a combined basis, for the four (4) Fiscal Quarter period ending on the date of determination, the sum of (a) Combined Cash Interest Expense paid during such period, plus (b) scheduled principal payments paid as a result of the Revolving Loan Commitment reduction requirements under subsection 2.4A hereof during such period plus (c) agency fees and commitment fees paid during such period, plus
         (d) Combined Capital Expenditures of the Borrowers and the Subsidiaries paid during such period, plus (e) taxes paid in Cash and Restricted Junior Payments made with respect to taxes resulting from the business and activities of Borrowers and their Subsidiaries during such period (provided that subsection (e) of this definition shall NOT include Restricted Junior Payments made by the Borrowers permitted by subsection 7.5(ii) and (iii) hereof or in respect of capital gains taxes) plus (f) LMA Payments.

                  "COMBINED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrowers and their respective Subsidiaries on a combined basis with respect to all outstanding Indebtedness of Borrowers and their respective Subsidiaries, whether paid in Cash or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent and Lenders on or before the Closing Date, all of the foregoing determined on a combined basis for Borrowers and their respective Subsidiaries in conformity with GAAP.

                  "COMBINED OPERATING CASH FLOW" shall mean for the Borrowers and the Subsidiaries on a combined basis and determined in accordance with GAAP, for the four (4) Fiscal Quarter period ending on the date of determination, (a) net income or loss for such period, excluding (i) extraordinary gains and losses, if any, for such period and (ii) the write-up or write-down of assets for such period, plus (b) the sum of
         (i) depreciation expense for such period, (ii) amortization expense for such period, (iii) Combined Cash Interest Expense during such period,
         (iv) taxes expensed during such period, (v) other deferred or non-cash expenses and revenue relating to trade for such period, (vi) LMA Payments for such period, (vii) fees and expenses paid by the Borrowers hereunder or under the other Loan Documents for the effectiveness of such agreements and the other Closing Date transactions and (viii) all legal fees and expenses incurred by Borrowers with respect to any acquisition or disposition of a Station permitted hereunder as a "like-kind" exchange under Section 1031 of the Internal Revenue Code. For purposes of calculating Combined Operating Cash Flow with respect to assets not owned by the Borrowers for the full preceding 12-month period, Combined Operating Cash Flow shall be calculated as if (A) any operations acquired by any Borrower at any time during the preceding 12-month period had been in fact owned by such Borrower for the full preceding 12-month period, and (B) any operations disposed of by any Borrower at any time during the preceding 12-month period had not been owned by the Borrowers for any of the full preceding 12-month period.

                  "COMBINED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrowers and their respective Subsidiaries (including, without limitation, the Loans, but excluding Affiliate Subordinated Indebtedness, the Subordinated Indebtedness of Borrowers to Sam Floyd and Indebtedness outstanding in accordance with subsection 7.1(vii)).

                  "COMBINED TOTAL DEBT RATIO" means, as at any date of determination, the ratio of Combined Total Debt to Combined Operating Cash Flow as calculated as of the most recent Fiscal Quarter end pursuant to subsection 7.6C.

                  "COMMITMENT LETTER" means the letter agreement dated February 5, 1998 between Beasley Broadcast Group and Bank of Montreal and the related term sheet.

                  "COMMITMENT TERMINATION DATE" means the earlier of (i) the Stated Maturity Date or (ii) the date on which the Commitments are terminated and the Loans and other Obligations are declared immediately due and payable in accordance with Section 8.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder, as from time to time in effect.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Agent and Lenders by Borrowers pursuant to subsection 6.1(iv).

                  "CONSENT LETTER" means a landlord consent letter substantially in the form of Exhibit XII annexed hereto (or otherwise consistent with landlord consent letters previously delivered pursuant hereto with respect to similar properties), executed and delivered to Agent by the owner of each real property leased to a Credit Party with respect to the Mortgage on such property, and "CONSENT LETTERS" means all letters collectively.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CREDIT PARTY" means Borrowers and each of their respective Subsidiaries and "CREDIT PARTIES" means such Persons collectively.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means an "accredited investor" (as defined in Regulation D under the Securities Act) including without limitation
         (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or
         (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other accredited investor which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Agent and the Borrowers; and
         (B) any Lender and any Affiliate of any Lender that is reasonably acceptable to Agent and Borrowers (unless such assignment to such Affiliate is required or advisable to comply with any applicable law or governmental regulation binding upon such Lender); provided that no Affiliate of Borrowers shall be an Eligible Assignee; provided further that in the case of the forgoing clauses (A) and (B) the consent of

         Borrowers to any Eligible Assignee shall not be required at any time that an Event of Default has occurred and is continuing.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Borrowers or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any written allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Borrowers, any of their respective Subsidiaries, any of their respective Affiliates or any Facility.

                  "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to
         (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Credit Party, its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
         Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
         Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Credit Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any Credit Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Credit Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Credit Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c),
         (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
         (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Credit Party or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
         (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
         Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCLUDED COLLATERAL" means (i) assets of Beasley Radio used solely in the business of radio station WWCN and (ii) the KRTH Property.

                  "EXISTING CREDIT AGREEMENT" means the Credit Agreement among Borrowers and, the lenders party thereto and NationsBank of Texas, N.A., dated as of June 24, 1996, as such agreement has been amended, restated, supplemented or otherwise modified from time to time.

                  "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Credit Party or any of its predecessors or Affiliates.

                  "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC LICENSE" means any of the material licenses, permits or other authorizations issued by the FCC relating to the Stations.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the rates on overnight Federal funds transactions quoted by Bank of Montreal.

                  "FINAL ORDER" means, as of any date of determination with respect to any written action or consent by the FCC, such written action or consent which shall have been obtained and (i) which shall not have been reversed, stayed, enjoined, annulled or suspended and
         (ii) for which the time for filing a request for administrative or judicial relief or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review sua sponte, such filing or review sua sponte shall have been disposed of favorably to confirmation of such written action or the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                  "First PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Liens) and (ii) such Lien is the only Lien other than Permitted Liens to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Borrowers and their respective Subsidiaries maintained in accordance with subsection 7.15.

                  "FUNDING AND PAYMENT OFFICE" means the office of Agent located at 115 South LaSalle Street, Chicago, Illinois 60603.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL ACTS" has the meaning assigned to that term in subsection 3.5A hereof.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (vi) payment obligations under non-compete agreements and all other payment obligations that would be properly classified as a liability on a balance sheet conforming with GAAP (other than trade payables, accrued expenses and other deferred expenses not 120 days past due); provided that obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness; provided further that Indebtedness shall not include obligations in respect of Operating Leases that would not be properly classified as a liability on a balance sheet in conformity with GAAP.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INITIAL MORTGAGED PROPERTY" and "INITIAL MORTGAGED PROPERTIES" have the respective meanings assigned thereto in subsection 6.12A.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of any Credit Party or its Subsidiaries as conducted from time to time that are material to the condition (financial or otherwise), business or operations of such Credit Party and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Borrowers or any of their respective Subsidiaries against fluctuations in interest rates.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a wholly-owned Subsidiary of such Credit Party), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Credit Party to any other Person other than a Borrower or a Subsidiary of such Credit Party, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "ISSUING LENDER" means Bank of Montreal.

                  "J-4 NOTE" means the $40,000 promissory note issued in connection with the sale of radio station WSFL-AM.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "KRTH" means radio station KRTH-FM, licensed to Los Angeles, California.

                  "KRTH PROPERTY" means all real property owned by FM Acquisition Corp. that is located in California and formerly used in connection with the operations of KRTH, as further described on
         Schedule 1.1B

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LENDERS' POLICY" has the meaning assigned that term in subsection 6.12A and "LENDERS' Policies" means all such policies collectively.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means the standby letters of credit issued or to be issued by Issuing Lender for the account of Borrowers pursuant to subsection 3.1 for the purpose of supporting (i) Indebtedness of Borrowers or any of their respective Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrowers or any of their respective Subsidiaries, (iii) the obligations of third party insurers of Borrowers or any of their respective Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrowers or any of their respective Subsidiaries, (v) performance, payment, deposit or surety obligations of Borrowers or any of their respective Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (vi) obligations with respect to Permitted Acquisitions of Borrowers or any of their respective Subsidiaries; provided that standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrowers (whether any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise).

                  "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

                  "LICENSE SUB" means any special purpose Subsidiary of a Borrower which is created or acquired to hold the FCC Licenses and "LICENSE SUBS" means all such License Subs.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LIKE-KIND EXCHANGE" means the prior disposition by FM Acquisition Corp. of the assets of KRTH and the acquisition by FM Acquisition Corp. of the assets of WDAS-FM/AM, WEGX-FM and WDSC-AM as a "like-kind exchange" pursuant to Section 1031 of the Internal Revenue Code.

                  "LIKE-KIND MATURITY DATE" means August 11, 2004, or such later date to which the Miami Note and the Philadelphia Note maturity dates may be extended.

                  "LMA" means any joint sales agreement, advertising sales agreement, time brokerage agreement, local marketing agreement or management services agreement or similar arrangement with respect to the management or marketing of any radio station (including, without limitation, the Stations) or any other broadcast properties to which Borrowers or any of their respective Subsidiaries is a party in effect at such time.

                  "LMA PAYMENTS" means, for any period, all costs, fees, expenses or other payments made by any Credit Party pursuant to the LMAs for the account of the holder of the FCC licenses (or any Affiliate thereof) for the broadcast station subject to such LMA.

                  "LOAN OR LOANS" means one or more of the Revolving Loans.

                  "LOAN DOCUMENTS" means this (i) Agreement, (ii) the Notes,
         (iii) the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by any Borrower in favor of Issuing Lender relating to, the Letters of Credit), (iv) the Subsidiary Guaranty, (v) the Security Documents and (vi) any Interest Rate Agreements entered into by Borrowers with any Person that is or was a Lender or an Affiliate of a Lender at the time of entry into such agreement.

                  "MANAGEMENT AGREEMENT" means the Management Agreements among BBMC and each Borrower, as set forth on Part I of Schedule 1.1C annexed hereto.

                  "MANAGEMENT FEES" means any fee paid or payable by any Borrower or any of its respective Subsidiaries to any Person to compensate such Person for management services provided by such Person to any Borrower or any of its respective Subsidiaries, other than payments by any Borrower or any of its respective Subsidiaries to an officer, director, consultant or employee of any Borrower or any of its respective Subsidiaries or BBMC as compensation for services rendered.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties or condition (financial or otherwise) of Borrowers and their respective Subsidiaries (taken as a whole) or (ii) the impairment of any material portion of the Collateral or the ability of any Credit Party to perform in any material respect, or of Agent or Lenders to enforce, the Obligations.

                  "MIAMI NOTE" means the promissory note dated as of August 11, 1994 issued to Beasley-Reed Broadcasting of Miami, a Florida corporation, by FM Acquisition Corp. in the original principal amount of $11,576,092, bearing interest at 7.67% per annum with a final maturity date of August 11, 2004.

                  "MORTGAGES" means each of the Mortgages to be executed and delivered by a Credit Party substantially in the form of Exhibit XI (as modified to conform to local requirements), as such mortgages may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which any Borrower or any of their respective ERISA Affiliates is contributing, or ever has contributed, or to which any Borrower or any of their respective ERISA Affiliates has, or ever has had, an obligation to contribute.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including, without limitation, (i) income and other taxes reasonably estimated to be actually payable as a result of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness permitted hereunder (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) brokerage, legal, accounting and other fees and expenses; provided that such fees shall be deducted from Cash Proceeds only to the extent that they are reasonable in amount in accordance with industry standards and are not payable to any Affiliates of the Borrowers and (iv) adjustments to the purchase price or pro rations of costs pursuant to the terms of such Asset Sale.

                  "NOTE" or "NOTES" means one or more of the Revolving Notes.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Borrowers to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrowers to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Borrower to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "OBLIGATIONS" means all obligations of every nature of the Credit Parties from time to time owed to Agent, Lenders or any of them (or any Person party to Interest Rate Agreements with any Credit Party and at the time of entry into such agreements such Person is a Lender or an Affiliate of a Lender) under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by any of its chairman of the board (if an officer), its president, its chief operating officer or one of its vice presidents or its chief financial officer or its treasurer, and with respect to any partnership or limited partnership, a certificate executed on behalf of such partnership or limited partnership by a general partner; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include:
         (i) a statement that the officer or officers, in his or her capacity as such, making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
         (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than (i) any such lease under which that Person is the lessor and (ii) any LMA.

                  "OVERHEAD" means, collectively, all amounts paid, payable or distributed or distributable to any Person (other than any Borrower) by any Credit Party in connection with corporate "home office" costs and expenses including, without limitation, Management Fees, salaries, bonuses, reimbursement of expenses or other compensation for services in connection with headquarters, collective or overhead operations for the Credit Parties.

                  "PARENT" means George G. Beasley, a resident of the State of Florida.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" has the meaning set forth in subsection 7.7(iv).

                  "PERMITTED ACQUISITION CLOSING DATE" means, with respect to any Permitted Acquisition, the date upon which each of the conditions to consummation of such acquisition (including, without limitation, funding any Revolving Loans to consummate such Permitted Acquisition) set forth in subsections 7.7(iv), 4.2 and 4.3 is satisfied.

                  "PERMITTED ACQUISITION DOCUMENTS" means, the material agreements pursuant to which any other Permitted Acquisition is consummated.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                           (i) Liens for taxes, assessments or governmental
                  charges or claims the payment of which is not, at the time, required by subsection 6.3;

                           (ii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not more than 60 days past due or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (iv) any attachment or judgment Lien not constituting
                  an Event of Default under subsection 8.8;

                           (v) leases or subleases granted to others not
                  interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

                           (vi) easements, rights-of-way, restrictions, minor
                  defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Credit Party or any of its Subsidiaries;

                           (vii) any (a) interest or title of a lessor or
                  sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                           (viii) Liens arising from filing UCC financing
                  statements relating solely to leases permitted by this Agreement;

                           (ix) Liens in favor of customs and revenue
                  authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                           (x) Liens of a collecting bank under Section 4-208 of
                  the Uniform Commercial Code as in effect in the relevant jurisdiction.

                  "PERMITTED LIENS" means Liens permitted pursuant to subsection 7.2A.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PHILADELPHIA NOTE" means the promissory note dated as of August 11, 1994 issued to Beasley-Reed Broadcasting of Philadelphia, Inc., a Pennsylvania corporation, by FM Acquisition Corp. in the original principal amount of $24,545,566, bearing interest at 7.67% per annum with a final maturity date of August 11, 2004.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed and delivered by Borrowers and their respective Subsidiaries, substantially in the form of Exhibit IX annexed hereto.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate that Bank of Montreal announces from time to time as its prime lending rate, as in effect from time to time in the United States. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer in the United States or any other country. Bank of Montreal or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "REAL PROPERTY" means each of the fee and lease properties of the Credit Parties described in Schedule 5.1F annexed hereto.

                  "REED" means Gregory J. Reed, a resident of the State of Florida.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED DOCUMENTS" means the (i) Permitted Acquisition Documents, (ii) the Subordinated Debt Documents, (iii) the Management Agreement, and (iv) the LMAs.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "REQUISITE LENDERS" means Lenders having or holding 60% or more of the sum of the aggregate Revolving Loan Exposure of all Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower, except a dividend payable solely in shares of that class of stock to the holders of that class, and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Borrower, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower and (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, retirement, defeasance (including substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrowers pursuant to subsection 2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and
         (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "REVOLVING LOANS" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A.

                  "REVOLVING NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1D on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SAM FLOYD NOTE" means that certain $348,600 promissory note issued by Beasley of North Carolina to Sam E. Floyd, an individual.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY DOCUMENTS" means the Pledge and Security Agreement, the Beasley-Reed Pledge Agreement, the Mortgages, the Lenders' Policies, Consent Letters and all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect the Liens created by the Security Documents) delivered by a Credit Party pursuant to this Agreement and the other Loan Documents in order to grant to Agent on behalf and for the ratable benefit of Lenders Liens in real, personal or mixed property of that Credit Party.

                  "SELLERS" means, collectively, any of the sellers of radio stations under a Permitted Acquisition Document.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATED MATURITY DATE" means December 31, 2005.

                  "STATION" means each radio station owned and operated by Borrowers or any of their respective Subsidiaries, and each radio station hereafter acquired by Borrowers or any of their respective Subsidiaries pursuant to a Permitted Acquisition, and "STATIONS" means all such Stations.

                  "SUBORDINATED DEBT DOCUMENTS" means, collectively, all material agreements and instruments evidencing or otherwise relating to Subordinated Indebtedness including, without limitation, the Affiliate Subordinated Note Documents.

                  "SUBORDINATED INDEBTEDNESS" means, collectively, any Affiliate Subordinated Indebtedness, the Sam Floyd Note and any obligation to pay principal, interest, premiums, penalty, fees, expenses, indemnities or any other charge under or in respect of any other obligations of Borrowers or their respective Subsidiaries contractually subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization, covenants, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                  "SUBSEQUENT MORTGAGED PROPERTY" AND "SUBSEQUENT MORTGAGED PROPERTIES" have the respective meanings assigned thereof in Subsection 4.2B.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by each Subsidiary of Borrowers including, without limitation, each License Sub, substantially in the form of
         Exhibit VII annexed hereto.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

                  "TRANSFER FCC CONSENT" means the initial or any subsequent written action or actions by the FCC approving any assignment of FCC Licenses for the Stations from a Borrower to the respective License Sub, as required hereunder.

                  "WDAS-FM/AM" means radio station WDAS-FM, licensed to Philadelphia, Pennsylvania.

                  "WDSC-AM" means radio station WDSC-AM, licensed to Dillon, South Carolina.

                  "WEGX-FM" means radio station WEGX-FM, licensed to Dillon, South Carolina.

                  "WJBX-FM" means radio station WJBX-FM, licensed to Fort Myers Beach, Florida.

                  "WJHM NOTE" means the $300,000 promissory note, issued to FM Acquisition Corp. in connection with the sale of radio station WJHM .

                  "WJST-FM" means radio station WJST-FM, licensed to Fort Myers Villas, Florida.

                  "WJST NOTE" means the $2,000,000 promissory note dated February 11, 1998 issued to WSUV, Inc. in connection with the sale of radio station WJST.

                  "WTSB NOTE" means the $50,000 promissory note issued to Beasley of North Carolina in connection with the sale of radio station WTSB.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Any reference herein or in any other Loan Document to any agreement, document or instrument, including, without limitation, this Agreement, the Notes, the other Loan Documents and the Related Documents and any schedules or exhibits thereto, unless expressly noted otherwise, shall be a reference to each such agreement, document or instrument as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder or under the applicable Loan Document.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1 COMMITMENTS; MAKING OF LOANS; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, on a joint and several basis, an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $140,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii), 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on April 30, 1998 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $100,000; provided that Revolving Loans made on any Funding Date as LIBOR Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount. Whenever Borrowers desire that Lenders make Revolving Loans they shall deliver to Agent a Notice of Borrowing no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate
Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested,
(iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrowers may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

         Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected Loans hereunder.

         Borrowers shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for or released by any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (New York time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.2 (in the case of Loans made on the Closing
Date) and 4.3 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Borrowers at the Funding and Payment Office.

         Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date.

If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrowers and Borrowers shall promptly pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         D. NOTES. Borrowers shall execute and deliver to each Lender (or to Agent for that Lender) on the Closing Date a Revolving Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Revolving Loan, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

         Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an assignment agreement effecting the assignment or transfer thereof shall have been accepted by Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2 INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed by Borrowers from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin per annum; or

                  (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable Margin per annum.

         The "APPLICABLE MARGIN" (i) as of the Closing Date for each Base Rate Loan shall be equal to 1.375% and for each LIBOR Rate Loan shall be equal to 2.625% and (ii) thereafter the Applicable Margin for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the Combined Total Debt Ratio as set forth and adjusted below:




                                                                      APPLICABLE MARGIN
                                                               -------------------------------
                        COMBINED                                  BASE                 LIBOR
                    TOTAL DEBT RATIO                           RATE LOAN             RATE LOAN
                    ----------------                           ---------             ---------

Greater than or equal to 6:00:1.00                               1.375%                2.625%


Greater than or equal to 5.50:1.0 but less than
6.00:1.00                                                        1.125%                2.375%


Greater than or equal to 5.00:1.0 but less than
5.50:1.00:                                                       0.875%                2.125%


Greater than or equal to 4.50:1.00 but less than
5.00:1.00                                                        0.625%                1.875%


Greater than or equal to 4.00:1.00 but less than
4.50:1.00                                                        0.375%                1.625%


Greater than or equal to 3.50:1.00 but less than
4.00:1.00                                                        0.125%                1.375%


Less than 3.50:1.00:                                              0.00%                1.125%


         The Applicable Margin shall be adjusted, to the extent required, three Business Days after the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv) demonstrating a change in the Combined Total Debt Ratio requiring an adjustment to the Applicable Margin, such adjustment to remain in effect until three Business Days after the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv) demonstrating a change in the Combined Total Debt Ratio requiring an adjustment to the Applicable Margin; provided that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrowers do not deliver any Compliance Certificate required pursuant to subsection 6.1 by the date specified therefor or if any Event of Default shall have occurred and be continuing, then, upon the election of Requisite Lenders, the Applicable Margin shall again be the highest amount set forth above until such Event of Default is cured or waived or until three Business Days after the delivery of such Compliance Certificate, as applicable.

         B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three, or six month period; provided that:

                  (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount of Revolving Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

                  (vii) there shall be no more than six (6) Interest Periods outstanding at any time; and

                  (viii) in the event Borrowers fail to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $250,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $250,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Borrowers shall deliver a Notice of Conversion/Continuation to Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrowers may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

         Neither Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of (i) any Event of Default under subsection 8.1 and (ii) any other Event of Default after the consent of Requisite Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3 FEES.

         A. COMMITMENT FEES. Borrowers, jointly and severally, agree to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date, equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments multiplied by the percentage set forth below (the "COMMITMENT FEE PERCENTAGE") based upon the Combined Total Debt Ratio, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, and also payable (and terminating) on the Commitment Termination Date:

                       COMBINED                                     COMMITMENT FEE
                   TOTAL DEBT RATIO                                   PERCENTAGE
                   ----------------                                 --------------

Greater than or equal to 5.00:1.00                                     0.500%


Greater than or equal to 4.00:1.00 but less than                       0.375%
5.00:1.00


Less than 4.00:1.00                                                    0.250%


         The Commitment Fee Percentage shall be 0.500% as of the Closing Date and thereafter shall be adjusted, to the extent required, three Business Days after the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iv) demonstrating a change in the Combined Total Debt Ratio requiring an adjustment to the Commitment Fee Percentage, such adjustment to remain in effect until three Business Days after the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iv) demonstrating a change in the Combined Total Debt Ratio requiring an adjustment to the Commitment Fee Percentage; provided that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrowers do not deliver any Compliance Certificate required pursuant to subsection 6.1 by the date specified therefor or if any Event of Default shall have occurred and be continuing, then, upon the election of Requisite Lenders, the Commitment Fee Percentage shall again be the highest amount set forth above until such Event of Default is cured or waived or until three Business Days after the delivery of such Compliance Certificate, as applicable.

B. OTHER FEES. Borrowers, jointly and severally, agree to pay to Agent such other fees in the amounts and at the times separately agreed upon between Borrowers and Agent.

2.4 Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments.

         A. SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts set forth below:




             QUARTER                          SCHEDULED REDUCTION
              ENDING                              OF REVOLVING
                                                LOAN COMMITMENTS
             -------                          -------------------
September 30, 1999                                $ 3,500,000

December 31, 1999                                 $ 3,500,000

March 31, 2000                                    $ 3,500,000

June 30, 2000                                     $ 3,500,000

September 30, 2000                                $ 3,500,000

December 31, 2000                                 $ 3,500,000

March 31, 2001                                    $ 3,500,000

June 30, 2001                                     $ 3,500,000

September 30, 2001                                $ 3,500,000

December 31, 2001                                 $ 3,500,000

March 31, 2002                                    $ 4,375,000

June 30, 2002                                     $ 4,375,000

September 30, 2002                                $ 4,375,000

December 31, 2002                                 $ 4,375,000

March 31, 2003                                    $ 5,250,000

June 30, 2003                                     $ 5,250,000

September 30, 2003                                $ 5,250,000

December 31, 2003                                 $ 5,250,000

March 31, 2004                                    $ 7,000,000

June 30, 2004                                     $ 7,000,000

September 30, 2004                                $ 7,000,000

December 31, 2004                                 $ 7,000,000

March 31, 2005                                    $ 9,625,000

June 30, 2005                                     $ 9,625,000

September 30, 2005                                $ 9,625,000

December 31, 2005                                 $ 9,625,000


         ; provided that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsection 2.4B(iv).


         B. Prepayments and Unscheduled Reductions in Loans and Commitments.

                  (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case given to Agent by 12:00 Noon (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay without premium or penalty (other than breakage and other costs with respect to LIBOR Rate Loans, to the extent applicable, as set forth in subsection 2.6) any Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a LIBOR Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto (unless Borrowers concurrently pay all costs required pursuant to subsection 2.6D with respect to payment on any other date). Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv)(a).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount. Borrowers' notice to Agent shall designate the date (which shall be a Business
         Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) Mandatory Prepayments and Mandatory Reductions of Loans and Commitments.

                           (a) Prepayments and Reductions from Asset Sales.

                                    (1) No later than the 180th day following
                           the receipt by any Borrower or any Credit Party of any Cash Proceeds from any Asset Sale, 100% of such Net Cash Proceeds which have not been reinvested in a Permitted Acquisition by such date shall be applied by Borrowers on such date to prepay the Revolving Loans and permanently reduce the Revolving Loan Commitments; provided that only 80% of such Net Cash Proceeds from a sale of radio station WQAM shall be so applied; and provided, further that in the event that the Combined Total Debt Ratio at such time (prior to making any payments required hereunder) is less than 4.50:1.00 and no Event of Default has occurred and is continuing at such time such prepayments shall not be required; provided further that, any of the foregoing or the contrary notwithstanding, if an Event of Default has occurred and is continuing at the time any Borrower or any Credit Party is retaining any Net Cash Proceeds for reinvestment as described above, 100% of such Net Cash Proceeds shall be applied by Borrowers immediately to prepay the Revolving Loans and permanently reduce the Revolving Loan Commitments. Concurrently with any prepayment of the Loans and the reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a), Borrowers shall deliver to Agent an Officers'

                           Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Borrowers shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment and a reduction of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a), determine that the prepayments and the reductions of the Revolving Loan Commitments previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(iii)(a), Borrowers shall promptly make an additional prepayment of the Revolving Loans (and the Revolving Loan Commitments shall be permanently reduced), in the manner described above in an amount equal to the amount of any such deficit, and Borrowers shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments or reductions of the Revolving Loan Commitments pursuant to this subsection 2.4B(iii)(a) shall be applied as specified in subsection 2.4B(iv)(b).

                                    (2) Notwithstanding the foregoing provisions
                           of subsection 2.4B(iii)(a)(1), in lieu of applying the Net Cash Proceeds from the disposition of an Asset Sale that constitutes the disposition of assets used in the operation of a radio station (a "RELINQUISHED STATION") to prepay the Revolving Loans and permanently reduce the Revolving Loan Commitment as set forth in subsection 2.4B(iii)(a), so long as no Event of Default then exists or would exist after giving effect to the disposition of such Relinquished Station, the entity disposing of a Relinquished Station may structure the disposition of the Relinquished Station as an exchange of like-kind property to the maximum extent possible under Section 1031 of the Internal Revenue Code (a "NEW LIKE-KIND EXCHANGE"). If the Borrowers desire to effect a New Like-Kind Exchange, at or prior to closing the disposition of the Relinquished Station, the Borrowers shall (A) establish a "qualified escrow account" within the meaning of Treas.
                           Reg.Section 1.1031(k)-1(g)(3) or use such other safe harbor described in Treas. Reg.Section 1.1031(k)-1(g) as is reasonably acceptable to Agent, which account shall be governed by an escrow agreement complying with the requirements of Treas.
                           Reg.Sections 1.1031(k)-1(g)(4) and
                           1.1031(k)-1(g)(6) and (B) deliver to the Agent, as soon as reasonably practicable but in no event later than the closing of the transfer or other disposition of the Relinquished Station by the Borrowers, a security interest in its rights in the escrow agreement in form and substance reasonably satisfactory to the Agent which governs (i) the "qualified escrow account" and (ii) the proceeds thereof. Upon receipt of the security interest executed by the Borrowers, and in all events no later than immediately before the consummation of the closing of the transfer or other disposition of the Relinquished Station, by the Borrowers, the Agent shall release any and all liens of the Agent or the Lenders in the cash proceeds from the transfer or other disposition of the Relinquished Station for the period necessary to comply with the requirements of Treas. Reg.
                           Section 1.1031(k)-1(g)(6). The terms of the escrow agreement governing the "qualified escrow account" shall, among other things, provide that immediately upon the occurrence of any event set forth in Treas. Reg.Section 1.1031(k)-1(g)(6)(ii) or (iii), the Net Cash Proceeds from the transfer or other disposition of the Relinquished Station shall be released to the Borrowers and shall be applied as provided for in subsection 2.4B(iii)(a)(1) hereof.

                           (b) Prepayments and Reductions Due to Issuance of
                  Debt or Equity Securities. On the date of receipt by any Credit Party of cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith), from one or more issuances of any debt or equity Securities of such Credit Party (excluding additional equity investments made by any existing shareholder and all Obligations) ("NET SECURITIES PROCEEDS"), Borrowers shall prepay the Revolving Loans and the Revolving Loan Commitments shall be permanently reduced by (a) 100% of such Net Securities Proceeds if the Combined Total Debt Ratio at such time (prior to making any payments required hereunder) is equal to or greater than 4.50:1.00 or if an Event of Default has occurred and is continuing and (b) 50% of such Net Securities Proceeds if the Combined Total Debt Ratio at such time (prior to making any payments required hereunder) is less than 4.50:1.00 and no Event of Default has occurred and is continuing. Any such mandatory prepayments or reductions of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv)(b).

                           (c) Prepayments and Reductions Due to Insurance
                  Proceeds. No later than the 120th Business Day following the date of receipt by any Credit Party of any cash payments under any of the insurance policies maintained pursuant to subsection 6.4 net of any costs incurred in collecting such payments ("NET INSURANCE PROCEEDS") which have not been reinvested (as soon as practicable and, in any event, within 120 days from the date of receipt thereof) in productive assets of a kind then used or usable in the business of such Credit Party or used to maintain the business of such Credit Party as a going concern as a consequence of any business interruption, Borrowers shall reduce the Revolving Loan Commitments in an amount equal to the aggregate amount of such Net Insurance Proceeds in the manner specified in subsection 2.4B(iv)(b) and 2.4B(iv)(c).

                           (d) Prepayments and Reductions from Combined Excess
                  Cash Flow. In the event that there shall be Combined Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year
                  2000), then no later than 120 days after the end of such Fiscal Year, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Combined Excess Cash Flow if (y) any Event of Default has occurred and is continuing or (z) if the Combined Total Debt Ratio at the end of such Fiscal Year is greater than or equal to 4.50:1.00; provided, however, that if neither of the foregoing clause (y) or (z) is applicable, no payments shall be required hereunder with respect to Combined Excess Cash Flow.

                           (e) Calculations of Net Proceeds Amounts; Additional
                  Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d), Borrowers shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Cash Proceeds, the applicable Net Securities Proceeds (as such term is defined in subsection 2.4B(iii)(b)), the applicable Net Insurance Proceeds (as such term is defined in subsection 2.4B(iii)(c)), or the applicable Combined Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate (including, without limitation, if any Net Cash Proceeds retained for reinvestment in any Permitted Acquisition are not so reinvested), Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess in the manner specified in subsection 2.4B(iv)(b), and Borrowers shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                           (f) Prepayments Due to Reductions or Restrictions of
                  Revolving Loan Commitments. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                  (iv) Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitments.

                           (a) Application of Voluntary Prepayments and
                  Unscheduled Reductions of Revolving Loan Commitments. Any voluntary prepayments pursuant to subsections 2.4B(i) and 2.4B(ii) shall be applied as specified by Borrowers in the applicable notice of prepayment.

                           (b) Application of Mandatory Prepayments and
                  Unscheduled Reductions of Revolving Loan Commitments. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and a reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii)(b) shall be applied (based on the amount of the Revolving Loan Commitments in effect at such time) to prepay the Revolving Loans and to further permanently reduce the scheduled reductions of Revolving Loan Commitments by the amount of such prepayment in inverse order of maturity. Any Applied Amount required to be applied as a mandatory prepayment of the Loans and a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a), (c) and (d) shall be applied (based on the amount of the Revolving Loan Commitments in effect at such time) to prepay the Revolving Loans and to further permanently reduce the scheduled reductions of Revolving Loan Commitments by the amount of such prepayment on a pro rata basis.

                           (c) Application of Prepayments to Base Rate Loans and
                  LIBOR Rate Loans. Prepayments of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

         C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any

         Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5 USE OF PROCEEDS.

         A. REVOLVING LOANS. The proceeds of any Revolving Loans shall be applied by Borrowers (i) to repay and terminate the Existing Credit Agreement and WJST Note, (ii) to consummate Permitted Acquisitions, (iii) to pay fees and expenses related to Permitted Acquisitions, (iv) to fund capital expenditures,
(v) for working capital purposes, including the payment of a portion of the fees and expenses on the Closing Date, and (vi) to make Restricted Junior Payments to the extent permitted hereunder.

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their respective Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6 SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the Adjusted LIBOR Rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the Adjusted LIBOR Rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and
(ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers.

         C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and

Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds, but not including loss of profits) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by

Borrowers in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender, but in any such event without discharging Lender from its obligations to make Loans subject to and in accordance with the provisions of the Loan Documents.

         F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrowers.

2.7 INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;


and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B. WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Agent or any Lender under any of the Loan Documents:

                           (a) Borrowers shall notify Agent of any such
                  requirement or any change in any such requirement promptly after the Borrowers become aware of it;

                           (b) Borrowers shall pay any such Tax before the date
                  on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrowers) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                           (c) the sum payable by Borrowers in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that (1) any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the assignment agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such assignment agreement, as the case may be, in respect of payments to such Lender and (2) such Lender has timely provided to Borrowers all forms required under clause
         (iii) below.

                                    (iii) Evidence of Exemption from U.S.
                           Withholding Tax.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the assignment agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest or other amounts payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms,
                  certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                           (c) Borrowers shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a) and (b); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the assignment agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) and such Lender complies with subsection 2.7B(iii)(b).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change after the date hereof therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency which is first made after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8 OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6C, subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or Issuing Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrowers agree to pay all incremental expenses reasonably incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause
(i) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrowers (with a copy to Agent) shall be conclusive absent manifest error.

2.9 AFFECTED LENDERS.

         If Borrowers are obligated to pay to any Lender any additional amount under subsections 2.6 (other than subsection 2.6D), 2.7 or 3.6 hereof, and such Lender is unable or unwilling to fully mitigate such amounts in accordance with subsection 2.8, Borrowers may, if no Event of Default or Potential Event of Default then exists, replace such Lender with one or more assignees reasonably acceptable to Agent, and such Lender hereby agrees to be so replaced subject to the following:

                  (i) The obligations of Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred by such Lender through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                  (ii) Each replacement Lender shall be a bank or other financial institution that is not subject to such increased costs which caused Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to Agent such documentation satisfactory to Agent pursuant to which such replacement Lender is to become a party hereto, with a commitment equal (in the aggregate, if applicable) to that of the Lender being replaced and shall make Loans in the aggregate principal amount equal (in the aggregate, if applicable) to the aggregate outstanding principal amount of the Loans of the Lender being replaced;

                  (iii) Upon such execution of such documents referred to in clause (ii) and repayment of the amount referred to in clause (i), each replacement Lender shall be a "Lender" with a commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to such provisions under this Agreement, which expressly survive the termination of this Agreement as to such replaced Lender;

                  (iv) Agent shall reasonably cooperate in effectuating the replacement of any Lender under this subsection 2.9, but at no time shall Agent be obligated to initiate any such replacement;

                  (v) Any Lender replaced under this subsection 2.9 shall be replaced at Borrowers' sole cost and expense; and

                  (vi) If Borrowers proposes to replace any Lender pursuant to this subsection 2.9 because the Lender seeks reimbursement under subsection 2.6, 2.7 or 3.6, then it must also replace any other Lender who seeks similar or greater levels of reimbursement (as a percentage of such Lender's commitment) under such subsections; provided however that if the amount of the commitment any replacement Lender is willing to commit to does not exceed the aggregate of the commitments of each such Lender seeking such reimbursement, the commitment of each such Lender seeking reimbursement shall be reduced pro rata to the extent of the commitment of such replacement Lender.

2.10 GUARANTIES OF AND SECURITY FOR THE OBLIGATIONS.

         A. BORROWERS AND THEIR RESPECTIVE SUBSIDIARIES. (i) Each Subsidiary of each Borrower shall guaranty the Obligations of Borrowers pursuant to the Subsidiary Guaranty and (ii) to secure the full performance of the Obligations, each Credit Party shall grant, subject to the limitation set forth in subsection 2.10B(ii), to Agent on behalf and for the ratable benefit of Lenders, a duly perfected Priority Lien (subject to Permitted Liens) on the real, personal and mixed property of such Credit Party, to the extent contemplated by the Security Documents.

         B. FURTHER ASSURANCES; ADDITIONAL SECURITY.

                  (i) Borrowers shall, and shall cause each other Credit Party to, from time to time, execute and deliver to Agent on behalf of Lenders, such additional Security

         Documents, statements, documents, agreements and reports as it may from time to time reasonably request to evidence, perfect or otherwise implement or assure the security for repayment of the Obligations; provided that no Credit Party shall be required to provide any different type of Collateral from that contemplated for such by the Security Documents to which it is a party as of the Closing Date.

                  (ii) Notwithstanding anything herein to the contrary, to the extent this Agreement or any other Loan Document purports to require any Credit Party to grant to Agent, on behalf and for the ratable benefit of Lenders, a security interest in the FCC Licenses of such Credit Party, Agent, on behalf and for the ratable benefit of Lenders, shall only have a security interest in such licenses at such times and to the extent that a security interest in such licenses is permitted under applicable law. Notwithstanding anything to the contrary set forth herein, Agent, on behalf of Lenders, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for
         (a) the operation and effectiveness of any grant, right or remedy hereunder or under any Loan Document or (b) taking any action that may be taken by Agent hereunder or under any Loan Document, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of Agent, on behalf and for the ratable benefit of Lenders. Borrowers agree that, during the continuance of an Event of Default and at Agent's request, Borrowers shall promptly file, or cause to be filed, such applications for approval and shall take all other and further actions required by the Agent, on behalf and for the ratable benefit of Lenders, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to Agent or trustee or other fiduciary acting in lieu of Agent in order to ensure compliance with Section 310(b) of the Communications Act, on behalf and for the ratable benefit of Lenders, or their successors or assigns, of the FCC Licenses held by it.

2.11 JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS; ETC.

         A. JOINT AND SEVERAL LIABILITY. All Obligations of Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Borrower. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code, 11 U.S.C.
Section 548, or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to any other Borrower or Affiliates of any other Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or
(ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Borrower of Obligations arising under guaranties by such parties.

         B. SUBROGATION. During the continuance of an Event of Default and until the Obligations shall have been paid in full in cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against any other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights Agent or any Lenders may have against any such Borrower, any such collateral or security, and any such other guarantor. Borrowers under this Agreement and the other Loan Documents together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Agreement and the other Loan Documents (a "FUNDING BORROWER") that exceeds its Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from each of the other Borrowers in the amount of such other Borrower's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Borrower's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (x) the Fair Share Contribution Amount (as defined below) with respect to such Borrower to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Loan Documents in respect of the Obligations guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Borrower as of any date of determination, the excess, if any, of the Fair Share of such Borrower over the Aggregate Payments of such Borrower. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Loan Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided that, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Borrower for purposes of this subsection 2.11, any assets or liabilities of such Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. "AGGREGATE PAYMENTS" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Loan Documents (including in respect of this subsection 2.11 minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrowers as contributions under this subsection 2.11 The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among Borrowers of their Obligations as set forth in this subsection 2.11 shall not be construed in any way to limit the liability of any Borrower hereunder.

SECTION 3. LETTERS OF CREDIT

3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
THEREIN.

         A. LETTERS OF CREDIT. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A, Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Stated Maturity Date, that Issuing Lender issue Letters of Credit for the account of Borrowers for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

                  (iii) any Letter of Credit having an expiration date later than the earlier of (a) 30 days prior to the Stated Maturity Date and
         (b) the date which is one year from the date of issuance of such standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; and provided, further that Issuing Lender shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Letter of Credit after the Commitment Termination Date; or

                  (v) any Letter of Credit denominated in a currency other than Dollars.

B.       MECHANICS OF ISSUANCE.

                  (i) Notice of Issuance. Whenever Borrowers desire the issuance of a Letter of Credit, they shall deliver to Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York time) at least three Business Days, or in each case such shorter period as may be agreed to by Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
         Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Issuing

         Lender to make payment under the Letter of Credit; provided that Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 12:00 Noon (New York time) on such Business Day.

                  Borrowers shall notify Issuing Lender prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures.

                  (iii) Notification to Lenders. Upon the issuance of any Letter of Credit, Issuing Lender shall promptly notify Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice, Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (iv) Reports to Lenders. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Issuing Lender shall deliver to each other Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2 LETTER OF CREDIT FEES.

         Borrowers agree to pay the following amounts to Issuing Lender with respect to Letters of Credit issued by it:

                  (i) (a) a fronting fee equal to the greater of (X) $500 or (Y) 0.125% per annum of the daily maximum amount available to be drawn under such Letter of Credit and (b) a letter of credit fee equal to the product of (X) an annual rate equal to the Applicable Margin for Base Rate Loans in effect at the time of issuance of such Letter of Credit and (Y) daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.


Promptly upon receipt by Issuing Lender of any amount described in clause (i)(b) of this subsection 3.2, Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

3.3  DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

         B. REIMBURSEMENT BY BORROWERS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Borrowers and Agent, and Borrowers shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrowers shall have notified Agent and Issuing Lender prior to 12:00 Noon (New York time) on the date of such drawing that Borrowers intends to reimburse Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.5B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Borrowers shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

                  (i) Payment by Lenders. In the event that Borrowers shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 Noon (New York time) on the first Business Day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

                  (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Borrowers in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D. INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                  (i) Payment of Interest by Borrowers. Borrowers agree to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is

         2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) Issuing Lender shall distribute to each other Lender, out of the interest received by Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been made under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such drawing is reimbursed by Borrowers. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4 OBLIGATIONS ABSOLUTE.

         The obligation of Borrowers to reimburse Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their respective Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;


provided, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5 INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Borrowers hereby agree to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDER'S DUTIES. As between Borrowers and Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Borrowers.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights they may have against Issuing Lender for any liability arising out of the gross negligence or willful misconduct of Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6 INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         In the event that Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any change after the date hereof in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or Lender with any guideline, request or directive first issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects Issuing Lender or such Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender (as determined by Issuing Lender);

                  (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any

         Letters of Credit issued by Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;


and the result of any of the foregoing is to increase the cost to Issuing Lender or such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrowers shall pay (without duplication) to Issuing Lender or such Lender, as applicable, within ten Business Days after their receipt of the written statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1 CONDITIONS TO INITIAL REVOLVING LOANS.

         The obligations of Lenders to make any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

         A. CREDIT PARTY DOCUMENTS. On or before the Closing Date, each Credit Party shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, Certificate of Limited Partnership or Partnership Agreement of such Credit Party together with a good standing certificate from the Secretary of State of its state of organization and each other state in which it is qualified to do business and owns or operates a Station and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers or managing general partner of such Person executing the Loan Documents to which it is to be a party;

                  (v) Executed originals of (A) in the case of the Borrowers this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents to which they are to be a party and (B) in the case of each other Credit Party, the Loan Documents to which it is to be a party; and

                  (vi) Such other documents as Agent may reasonably request.

         B. SECURITY INTERESTS. Each Credit Party shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Agent has a valid and perfected First Priority security interest (subject to Permitted Liens) as of the Closing Date in the entire personal property Collateral owned as of such date to the extent permitted by law. Such actions shall include, without limitation, (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the shares of capital stock, partnership interests or other equity interests pledged pursuant to the Security Documents and delivery to Agent of all other instruments requested by Agent, (ii) execution and delivery of Uniform Commercial Code financing statements, as to the Collateral for all jurisdictions as may be necessary or desirable to perfect Agent's security interests in the Collateral and (iii) delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the First Priority Liens granted to Agent on behalf and for the ratable benefit of Lenders shall have been made within ten (10) days after the Closing Date.

         C. OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions, dated as of the Closing Date, of (i) Latham & Watkins, counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent and their counsel and setting forth substantially the matters in the opinions designated in Exhibit VI-A annexed hereto and, as to such other matters as Agent may reasonably request, (ii) Latham & Watkins, counsel for the Credit Parties as to the communications matters set forth in Exhibit VI-B annexed hereto and as to such other matters as Agent may reasonably request, and (iii) special counsel for the Credit Parties qualified in each jurisdiction (other than the jurisdictions covered in the opinion delivered pursuant to clause (i) above) in which any Credit Party is incorporated, setting forth substantially the matters in the opinions designated in Exhibit VI-C annexed hereto with respect to such Credit Parties and Security Documents and as to such other matters as Agent may reasonably request, all in form and substance satisfactory to Agent and their counsel.

         D. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers LLP, dated as of the Closing Date, substantially in the form of Exhibit VII annexed hereto.

         E. EVIDENCE OF INSURANCE. Agent shall have received an Officers' Certificate of each of the Borrowers setting forth a schedule of insurance with respect to each of the insurance policies required pursuant to subsection 6.4 hereof, and Agent shall be satisfied with the nature and scope of these insurance policies and each such insurance policy shall name Agent as loss payee and/or additional insured, on behalf and for the ratable benefit of Lenders.

         F. FINANCIAL STATEMENTS. On or before the Closing Date, Agent shall have received the audited combined financial statements of Borrowers and their respective Subsidiaries for the Fiscal Years ended December 31, 1996 and the unaudited combined financial statements of Borrowers and their respective Subsidiaries, for the Fiscal Year ended December 31, 1997 and each calendar month thereafter preceding the Closing Date, in each case certified as true and correct pursuant to an officer's certificate of the Borrowers.

         G. FINANCIAL TESTS. Borrowers shall have delivered to Agent an Officers' Certificate in form and substance satisfactory to Agent detailing the compliance by Borrowers and their respective Subsidiaries on the Closing Date with the financial covenants set forth in subsection 7.6 herein, on a pro forma basis, giving effect to all Closing Date transactions.

         H. COMBINED OPERATING CASH FLOW. As of the Closing Date, after giving effect to any pro forma adjustments to reflect the transactions occurring on such date, including the Loans made on such date, Borrowers and their respective Subsidiaries shall have not less than $19,000,000 in Combined Operating Cash Flow for the most recently completed four Fiscal Quarters, and Borrowers shall have delivered to Agent an Officers' Certificate to such effect, in form and substance satisfactory to Agent.

         I. FCC LICENSES. Each of the FCC Licenses with respect to the Stations (other than WJST-FM and WJBX-FM) shall have been transferred (pursuant to an appropriate Final Order of the FCC) to the applicable License Sub, and shall be in full force and effect.

         J. DELIVERY OF SOURCES, USES AND FUNDING CERTIFICATE. Borrowers shall have delivered an Officers' Certificate detailing the sources and uses of all funds for the transactions occurring on the Closing Date, with proper wire instructions for Agent for the application of the Loan proceeds on the Closing Date, all in form and substance satisfactory to Agent.

         K. RELATED DOCUMENTS. On or before the Closing Date, (i) Agent shall have received executed or conformed copies of the Related Documents (including, without limitation, the Subordinated Debt Documents) and any amendments thereto on or prior to the Closing Date (including an amendment or acknowledgment to the Sam Floyd Note in form and substance satisfactory to Agent and providing for the Subordination of the Sam Floyd Note to the Obligations), the terms and conditions of which shall be in all respects satisfactory to Agent, (ii) such Related Documents shall be in full force and effect and shall not have been amended, modified or waived in any material respect after the execution thereof,
(iii) no Credit Party shall have failed in any material respect to perform any obligation or covenant required by such Related Documents to be performed or complied with by it on or before the Closing Date, and


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
(iv) Agent shall have received an Officers' Certificate in form and substance satisfactory to Agent from each Borrower to the effect set forth in clauses (i),
(ii) and (iii) above.

         L. TERMINATION OF EXISTING CREDIT AGREEMENT AND WJST NOTE. On or before the Closing Date, Borrowers shall repay all principal and interest on outstanding loans and other obligations owed under or related to the Existing Credit Agreement and WJST Note and shall terminate the obligation to lend or make other extensions of credit to Borrowers under the provisions of such agreements. Concurrently with such repayment, any Liens granted pursuant to the Existing Credit Agreement and WJST Note or the documents delivered thereunder shall be released. Lenders under the Existing Credit Agreement shall have delivered to Agent written acknowledgements of such terminations and releases in form and substance satisfactory to Agent. All of the foregoing shall be accomplished in form and substance satisfactory to Agent.

         M. DELIVERY OF FINANCIAL CONDITION CERTIFICATE. On or before the Closing Date, Borrowers shall have delivered a Financial Condition Certificate, substantially in the form of Exhibit XI annexed hereto with appropriate attachments demonstrating that, both immediately prior to and immediately after giving effect to the consummation of the transactions on the Closing Date (including incurrence of the Obligations) each Credit Party is Solvent.

         N. OFFICERS CERTIFICATE. As of the Closing Date, (i) since December 31, 1996, no event or change shall have occurred that has caused or evidences, either in any case or in the aggregate a Material Adverse Effect, (ii) no event which would constitute an Event of Default or Potential Event of Default (after giving effect to the consummation of the Closing Date transactions) shall have occurred and be continuing, (iii) the representations and warranties in Section 5 hereof shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations or warranties shall have been true, correct and complete in all material respects as of such date, (iv) no litigation, inquiry or other action and no injunction or restraining order shall be pending or threatened with respect to the making of the Loans hereunder or the transactions contemplated hereby and (v) each Borrower shall have delivered to Agent an Officers' Certificate to such effect, in form and substance satisfactory to Agent.

         O. FEES AND EXPENSES. Borrowers shall have paid to the Agent for distribution (as appropriate) to Lenders the fees payable on the Closing Date referred to in subsection 2.3.

         P. PERFORMANCE OF AGREEMENTS. Each Credit Party shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent, and Agent shall have received an Officers' Certificate from each Borrower to such effect in form and substance satisfactory to Agent.

4.2 CONDITIONS TO PERMITTED ACQUISITIONS.

         The obligations of Lenders to make the Revolving Loans to be made in connection with any Permitted Acquisition are, in addition to the conditions precedent specified in subsection 4.3, subject to prior or concurrent satisfaction of the following conditions:

         A. CREDIT PARTY DOCUMENTS. On or before the Permitted Acquisition Closing Date, each new Credit Party, if any, formed to accomplish such Permitted Acquisition shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated as of the Permitted Acquisition Closing Date:

                  (i) Certified copies of its Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of its state of incorporation and each other state in which it is qualified as a foreign corporation to do business and owns or operates a Station and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Permitted Acquisition Closing Date;

                  (ii) Copies of its Bylaws, certified as of the Permitted Acquisition Closing Date by its corporate secretary or an assistant secretary;

                  (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Permitted Acquisition Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of its officers executing the Loan Documents to which it is to be a party;

                  (v) Executed originals of the Loan Documents to which it is to be a party; and

                  (vi) Such other documents as Agent may reasonably request.

         B. DELIVERY OF MORTGAGES; MORTGAGE POLICIES. Agent shall have received from each Credit Party, appropriate (A) fully executed Mortgages, which Mortgages shall cover the real properties acquired in fee by any of the Credit Parties on the applicable Permitted Acquisition Closing Date on which Agent requests a Mortgage (each a "SUBSEQUENT MORTGAGED PROPERTY" and collectively the "SUBSEQUENT MORTGAGED PROPERTIES") sufficient to create a valid and enforceable lien, (B) Credit Parties shall use their commercially reasonable best efforts to provide a Consent Letter with respect to each real estate lease included in such Permitted Acquisition in form and substance satisfactory to Agent and (C) a Lender's Policy satisfactory to Agent issued by a company or companies satisfactory to Agent, in an amount satisfactory to Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations are secured by a valid first Lien on the Subsequent Mortgaged Properties subject only to the title exceptions approved by Agent, and (ii) the applicable Credit Party is current in the payment of all applicable state and local taxes, charges and assessments affecting each of the Subsequent Mortgaged Properties.

         C. SECURITY INTERESTS. Each applicable Credit Party shall have taken or caused to be taken (and Agent shall have received satisfactory evidence thereof) such actions in such a manner so that Agent has a valid and perfected first priority security interest (subject to Permitted Liens) as of the applicable Permitted Acquisition Closing Date in substantially all of the Collateral acquired as of such date to the extent permitted by law. Such actions shall include, without limitation, (i) delivery to Agent of certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing the shares of capital stock pledged pursuant to the Security Documents and delivery to Agent of all other instruments requested by Agent, (ii) execution and delivery of Uniform Commercial Code financing statements, as to the Collateral for all jurisdictions as may be necessary or desirable to perfect Agent's security interests in the Collateral and (iii) delivery of all other evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens granted to Agent on behalf and for the ratable benefit of Lenders shall have been made within ten (10) days after the Permitted Acquisition Closing Date.

         D. FINANCIAL STATEMENTS. Agent shall have received the audited combined financial statements (to the extent available) in respect of the Acquired Stations for their most recent fiscal year then ended for which audited financials are available, if any, and the unaudited combined and combining (to the extent available) financial statements of such Acquired Stations for each fiscal period ended more than 30 days prior to such date, in each case certified as true and correct in all material respects pursuant to an Officer's Certificate of Borrowers, and Agent shall be satisfied that the information set forth in such financial statements is in substantial accordance with the estimates previously furnished by Borrowers to the Agent.

         E. PERMITTED ACQUISITION DOCUMENTS. On the Permitted Acquisition Closing Date, Agent shall have received executed or conformed copies of the Permitted Acquisition Documents and any amendments thereto on or prior to the Permitted Acquisition Closing Date.

         F. ACQUISITION FCC CONSENT. The Acquisition FCC Consent with respect to the Acquired Stations shall have been obtained and, in the event such Acquisition FCC Consent shall have been challenged or contested by any Person, such Acquisition FCC Consent shall have become a Final Order.

         G. PERMITTED ACQUISITION. On or before the Permitted Acquisition Closing Date, Company shall deliver to Agent an Officers' Certificate stating that (i) the Permitted Acquisition has been duly approved, (ii) all action necessary by it to consummate the Permitted Acquisition has been taken (other than the payment of the purchase price and the conveyance of the appropriate assets) and (iii) each such party delivering such Officers' Certificate will proceed to consummate the Permitted Acquisition immediately upon the making of the Loans on the Permitted Acquisition Closing Date. The Permitted Acquisition shall become effective in accordance with Permitted Acquisition Documents without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Agent.

         H. ENVIRONMENTAL AUDIT. On or before the Permitted Acquisition Closing Date, Borrowers shall have delivered copies of Phase I environmental assessment for each fee owned Facility subject to the Permitted Acquisitions, together with such other information, in form and substance satisfactory to Agent, concerning environmental matters, in each case that Agent may require.


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         I. SCHEDULES. Borrowers shall have updated each of the Schedules to this Agreement and the other Loan Documents to the extent necessary to reflect changes resulting from the consummation of the Permitted Acquisition, in each case, in form and substance satisfactory to Agent, and Borrowers shall have delivered to Agent an Officers' Certificate to which such updated Schedules shall be attached certifying that such Schedules are true, correct and accurate as of the Permitted Acquisition Closing Date.

         J. DELIVERY OF COMPLIANCE CERTIFICATES. Borrowers shall have delivered to Agent a Compliance Certificate, substantially in the form of Exhibit VI annexed hereto, dated as of the Permitted Acquisition Closing Date and calculated to give effect to the funding of Revolving Loans under this Agreement on the Permitted Acquisition Closing Date, demonstrating compliance with the covenants set forth in this Agreement as of the Permitted Acquisition Closing Date.

         K. OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions, dated as of the Permitted Acquisition Closing Date, of (i) Latham & Watkins, counsel for the Credit Parties affected by the Permitted Acquisition reasonably satisfactory to Agent and its counsel, in form and substance reasonably satisfactory to Agent and its counsel and setting forth substantially the matters in the opinions designated in Exhibit VI-A annexed hereto as to collateral matters resulting from such Permitted Acquisition and as to any new Credit Parties or Loan Documents required for such Permitted Acquisition, (ii) Latham & Watkins, counsel for the Credit Parties as to the communications matters set forth in Exhibit VI-B annexed hereto and as to such other matters as Agent may reasonably request, and (iii) special counsel for the Credit Parties affected by the Permitted Acquisition qualified in each jurisdiction (other than the jurisdictions covered in the opinion delivered pursuant to clause (i) above) in which any such Credit Party is incorporated or where Mortgages for such Credit Parties are being filed or recorded, setting forth substantially the matters in the opinions designated in Exhibit VI-C annexed hereto with respect to such Credit Parties and Security Documents and as to such other matters as Agent may reasonably request, all in form and substance satisfactory to Agent and its counsel.

4.3 CONDITIONS TO ALL LOANS.

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the president, chief financial officer, treasurer or other senior officer of the Borrowers on behalf of the Borrowers in a writing delivered to Agent.

         B. As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which


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
         case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (iv) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (v) There shall not be pending or, to the knowledge of Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Credit Party or any of its Subsidiaries or any property of such Credit Party or any of its Subsidiaries that has not been disclosed by Borrowers in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

4.4 CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder is subject to the following conditions precedent:

         A. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief financial officer of Borrowers on behalf of Borrowers in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.3B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Revolving Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES


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         In order to induce Lenders to enter into this Agreement and to make the
Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, each Borrower represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Credit Party is a corporation, limited liability company, partnership or limited partnership duly organized, validly existing and in good standing under the laws of its state of organization. Each Credit Party has all requisite corporate, partnership or limited partnership power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Credit Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. The Credit Parties are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13 and are conducting their business in accordance with the provisions of subsection 7.13. The Credit Parties hold all licenses (including, without limitation, FCC Licenses), permits, franchises, certificates of authority, or any waivers of the foregoing that are necessary to permit them to conduct their respective businesses as now conducted and to hold and operate their respective properties. All such licenses, permits, franchises, certificates of authority, and waivers are valid and in full force and effect.

         D. SUBSIDIARIES. All of the Subsidiaries of each Borrower as of the date of this Agreement are identified in Schedule 5.1D annexed hereto, as said
Schedule 5.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The equity interests of each Subsidiary of each Borrower identified in Schedule 5.1D annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such equity interests constitutes Margin Stock. Each Subsidiary of each Borrower identified in Schedule 5.1D annexed hereto (as so supplemented) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization set forth therein, has all requisite corporate or other organizational power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate or other organizational power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1D annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date (and as of the date said Schedule 5.1D is so supplemented), the ownership interest of each Borrower and each of its respective Subsidiaries in each of the Subsidiaries of each Borrower identified therein.


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
E. FCC AND STATION MATTERS.

                  (i) Schedule 5.1E annexed hereto (as such Schedule 5.1E may be supplemented from time to time to reflect transactions permitted hereunder) correctly describes each of the radio broadcast stations owned by any Credit Party.

                  (ii) Schedule 5.1E (as such Schedule 5.1E may be supplemented from time to time to reflect transactions permitted hereunder) correctly sets forth all of the FCC Licenses (other than auxiliary service licenses) held by each Credit Party and its Subsidiaries and correctly sets forth the termination date, if any, of each such FCC License. Each FCC License was duly and validly issued by the FCC pursuant to procedures which comply with all requirements of applicable law and no Credit Party has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Credit Party, is likely to lead to the revocation of any FCC License. The Credit Parties have the right to use all FCC Licenses required in the ordinary course of business for the Stations. Each such FCC License is in full force and effect and the Credit Parties are in substantial compliance therewith with no known conflict with the valid rights of others which could have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation, modification or restriction of any such FCC License or other right which could have a Material Adverse Effect. Each such FCC License is held by the License Sub of the Borrower directly operating the Station (other than WJST-FM and WJBX-FM) with respect to which such FCC License was issued. No Credit Party has any reason to believe (other than in connection with there being no legal assurance thereof) that the FCC Licenses listed on
         Schedule 5.1E will not be renewed in the ordinary course.

                  (iii) Each Credit Party has duly filed in a timely manner all filings which are required to be filed by such Credit Party under the Communications Act and is in all material respects in compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of radio signals, in each case where the failure to do so could have a Material Adverse Effect.

                  (iv) None of the Facilities (including without limitation, the transmitter and tower sites owned or used by any Credit Party) violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof, in each case where the failure to do so could have a Material Adverse Effect.

                  (v) Schedule 5.1E(v) annexed hereto (as such Schedule 5.1E(v) may be supplemented from time to time to reflect transactions permitted hereunder) correctly sets forth each of the LMAs for Borrowers or any of their respective Subsidiaries. Each such LMA is in full force and effect, in compliance with the Communications Act, and Borrowers and their respective Subsidiaries are in substantial compliance with such LMA


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
         to the extent each is a party thereto, in each case where failure to be in compliance could have a Material Adverse Effect.

         F. REAL PROPERTY. No Credit Party owns any interest in real property other than the real property identified in Schedule 5.1F annexed hereto (as such Schedule 5.1F is supplemented from time to time to reflect transactions permitted hereunder).

         G. COLLATERAL MATTERS. Other than as may be supplemented by written notices delivered to Agent pursuant to the Pledge and Security
         Agreement:

                  (i) the chief executive office and principal place of business of each Credit Party is as set forth in Part One of Schedule 5.1G annexed hereto;

                  (ii) the office where each Credit Party keeps its records concerning Accounts (as defined in the Pledge and Security Agreement) and all originals of all chattel paper which evidence any Accounts are located at the addresses specified for such Credit Party in Part Two of
         Schedule 5.1G annexed hereto;

                  (iii) the location where each Credit Party keeps any Inventory (as defined in the Pledge and Security Agreement) is at the address specified for such Credit Party in Part Three of Schedule 5.1G annexed hereto;

                  (iv) other than as set forth in Part Four of Schedule 5.1G annexed hereto, no Credit Party does any business under any fictitious business names or tradenames or has done business under any fictitious business names or tradenames during the preceding five years.

         H. PERSONAL PROPERTY LIENS. Upon the filing of Uniform Commercial Code financing statements naming each Credit Party as "debtor", naming Agent as "secured party" and describing the Collateral (as defined in the Pledge and Security Agreement) in the filing offices set forth in Part Five of Schedule 5.1G annexed hereto, the security interests in such Collateral granted to Agent for the benefit of Lenders will, to the extent a security interest in such Collateral may be perfected by filing Uniform Commercial Code financing statements, constitute valid and perfected security interests therein prior to all other Liens (other than Permitted Liens) to the extent contemplated by the Security Documents. The Pledged Collateral (as defined in the Pledge and Security Agreement) has been duly and validly pledged to Agent on behalf of Lenders pursuant to the Pledge and Security Agreement and the Pledge and Security Agreement creates in favor of Agent on behalf of Lenders a valid, perfected First Priority security interest in the Pledged Collateral as security for the Secured Obligations (as such term is defined in the Pledge and Security Agreement), subject to no equal or prior security interest (other than Permitted Liens), to the extent contemplated by the Security Documents.

5.2 AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the Related Documents have been duly authorized by all necessary corporate action on the part of each Credit Party a party thereto.


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         B. NO CONFLICT. The execution, delivery and performance by each Credit
Party of the Loan Documents and the Related Documents to which such Credit Party is a party, and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Credit Party, the Certificate or Articles of Incorporation or Bylaws of any Credit Party or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Loan Documents in favor of Agent on behalf and for the ratable benefit of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which it is party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body including, without limitation, the FCC, except for filings required in connection with the perfection of the security interests or the exercise of the rights granted pursuant to the Security Documents and filings required with the FCC in connection with the Acquisitions contemplated by the Permitted Acquisition Documents.

         D. BINDING OBLIGATION. Each of the Loan Documents and the Related Documents has been duly executed and delivered by each Credit Party a party thereto and is the legally valid and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3 FINANCIAL CONDITION.

         Borrowers have heretofore delivered to Lenders, at Lenders' request, the financial statements described in subsection 4.2E. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a combined and, where applicable, combining basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a combined and, where applicable, combining basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. Borrowers and their respective Subsidiaries do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and is required to be so reflected under GAAP and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their respective Subsidiaries.

5.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.


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         Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since the Closing Date, no Borrower nor any of their respective Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      TITLE TO PROPERTIES; LIENS.

         The Credit Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except for Permitted Liens, all such properties and assets are free and clear of Liens.

5.6      LITIGATION; ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Credit Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including, without limitation, the FCC, pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any property of any Credit Party that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Credit Party is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of each Credit Party required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon each Credit Party and upon its properties, assets, income, businesses and franchises which are due and payable have been paid. No Credit Party knows of any proposed tax assessment against any Credit Party or any of its Subsidiaries which is not being actively contested by such Credit Party or Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

         A. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and


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no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. No Credit Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9      GOVERNMENTAL REGULATION.

         No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         A. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of a Credit Party alone or of a Credit Party together with its Subsidiaries on a combined basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between any Borrower and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

         A. Each Credit Party and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan.

         B. No ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Credit Party or any of its ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $100,000.

5.12     CERTAIN FEES.



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         As of the Closing Date, except as set forth in Schedule 5.12, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Borrowers hereby indemnify Lenders against, and agree that they will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in Schedule 5.13 annexed hereto:

                  (i) the operations of each Credit Party (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

                  (ii) each Credit Party has obtained all Governmental Authorizations under Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing, and each Credit Party is in material compliance with all material terms and conditions of such Governmental Authorizations;

                  (iii) no Credit Party has received (a) any written notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or written request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state laws, and, to the best of each Credit Party's knowledge, none of the operations of any Credit Party is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location;

                  (iv) none of the operations of any Credit Party is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (v) no Credit Party nor any of its Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                  (vi) no Credit Party, to its best knowledge, has any contingent liability in connection with any Release of any Hazardous Materials by such Credit Party or any of its Subsidiaries;

                  (vii) no Credit Party nor, to the best knowledge of each Credit Party, any predecessor of such Credit Party or its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Materials at any Facility, and none of any Credit Party's or any of its Subsidiaries'


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         operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                  (viii) no Hazardous Materials exist on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and no Credit Party has filed any notice or report of a Release of any Hazardous Materials that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                  (ix) no Credit Party and, to the best knowledge of each Credit Party, none of its predecessors has disposed of any Hazardous Materials in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

                  (x) no underground storage tanks or surface impoundments are on or at any Facility; and

                  (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving any Credit Party that could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

         Each Credit Party is and, upon the incurrence of any Obligations by such Credit Party on any date on which this representation is made, will be, Solvent.

5.16     INSURANCE.

         Each Credit Party maintains, with, to its knowledge, financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 5.16 hereto is a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for the Credit Parties.

5.17     INTELLECTUAL PROPERTY.

         A. The Credit Parties own, or are licensed to use, the Intellectual Property.

         B. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property which could have a Material Adverse Effect. To each Credit Party's knowledge, the use of such Intellectual Property by such Credit Party does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give


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rise to any liabilities on the part of any Credit Party that are material to such Credit Party. The consummation of the transactions contemplated by this Agreement will not impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Credit Party.

5.18     DISCLOSURE.

         No representation or warranty of any Credit Party contained in any Loan Document or Related Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of such Credit Party or its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Credit Party to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 6.        BORROWERS' AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Borrowers will maintain, and cause each of their respective Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Agent and Lenders:

                  (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, copies of the monthly sales reports and cash flow for such month of each Station owned at such time, substantially in the Form of
         Exhibit XVI annexed hereto.

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the combined balance sheet of Borrowers and their respective Subsidiaries as at the end of such Fiscal Quarter and the related combined and combining statements of income of Borrowers and their respective Subsidiaries for such


                                       72
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         Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, in each case with respect to the Stations owned at such time, all in reasonable detail and certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (iii) Year-End Financials: as soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the combined balance sheet of Borrowers and their respective Subsidiaries as at the end of such Fiscal Year and the related combined and combining statements of income, stockholders' equity and cash flows of Borrowers and their respective Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (b) in the case of such combined financial statements, a report thereon of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by Borrowers and satisfactory to Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Borrowers and their respective Subsidiaries to continue as a going concern, and shall state that such combined financial statements fairly present, in all material respects, the combined financial position of Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such combined financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Borrowers and their respective Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Borrowers stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Borrowers and their respective Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers has taken, is taking and proposes to take with respect thereto; and (b) beginning with the earlier of (x) the Closing Date and (y) the fiscal period ending March 31, 1998, a Compliance Certificate demonstrating in reasonable detail compliance during


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
         and at the end of the applicable accounting periods with the restrictions contained in Section 7;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the combined financial statements of Borrowers and their respective Subsidiaries delivered pursuant to subdivisions (i),
         (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the combined financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i),
         (ii), (iii) or (xiii) of this subsection 6.1 following such change, combined financial statements of Borrowers and their respective Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection
         6.1 following such change, a written statement of the chief financial officer of Borrowers setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of combined financial statements of Borrowers and their respective Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon substantially in the form of Exhibit XVII;

                  (vii) SEC & FCC Filings and Press Releases: promptly upon their becoming available, copies of (a) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrowers or any of their respective Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (b) if requested by any Lender, copies of all material information required to be filed by Borrowers or any of their respective Subsidiaries with the FCC and (c) all material press releases and other statements made available generally by Borrowers or any of their respective Subsidiaries to the public concerning material developments in the business of Borrowers or any of their respective Subsidiaries;

                  (viii) Events of Default, etc.: promptly upon any officer of any Credit Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice to any Credit Party with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2 or of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or


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
         condition, and what action such Credit Party has taken, is taking and proposes to take with respect thereto;

                  (ix) Litigation or Other Proceedings: promptly upon any officer of any Credit Party obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit Party (collectively, "PROCEEDINGS") not previously disclosed in writing by the Credit Parties to Lenders or (Y) any material development in any Proceeding that, in any case:

                         (1) if adversely determined, has a reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                         (2) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other non-privileged information as may be reasonably available to the Credit Parties to enable Lenders and their counsel to evaluate such matters;

                  (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Credit Parties or any of their ERISA Affiliates have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xi) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                  (xii) Financial Plans and Budget: as soon as practicable and in any event no later than 30 days following the beginning of each Fiscal Year, a budget and projected statement of cash flow for each Station for such Fiscal Year;

                  (xiii) Insurance: as soon as practicable and in any even within 120 days after the end of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material changes in the material insurance coverage maintained as of the date of such report by Borrowers and their respective Subsidiaries;

                  (xiv) Environmental Audits and Reports: to the extent received by Borrowers or any of their respective Subsidiaries and as soon as practicable following receipt


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
         thereof, copies of all environmental audits and reports, whether prepared by personnel of Borrowers or any of their respective Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could result in a Material Adverse Effect;

                  (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Borrowers or any of their respective Subsidiaries;

                  (xvi) New Subsidiary: promptly upon any Person becoming a Subsidiary of any Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of such Borrower and (b) all of the data required to be set forth in
         Schedule 5.1D annexed hereto with respect to all Subsidiaries of Borrowers (it being understood that such written notice shall be deemed to supplement Schedule 5.1D annexed hereto for all purposes of this Agreement;

                  (xvii) Broadcasting Ratings: upon the request of Agent, all copies of subscribed Arbitron rating books (winter, fall, spring, summer) with respect to the Stations, in a form agreed upon by the Credit Parties and Agent;

                  (xviii) Other Information: with reasonable promptness, such other information and data with respect to any Credit Party or any of its Affiliates as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that (i) such taxes and charges not in excess of $250,000 in the aggregate need not be paid until ten (10) Business Days after the date due and (ii) no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

         B. No Credit Party will file or consent to the filing of any combined income tax return with any Person (other than the other Credit Parties).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.



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
         Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party and its Subsidiaries and from time to time will make or cause to be made appropriate repairs, renewals and replacements thereof. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each such policy of insurance shall name Agent as the loss payee and/or additional insured thereunder, for the ratable benefit of Lenders, and shall provide for at least 30 days prior written notice to Agent of any material modification or cancellation of such policy.

6.5      INSPECTION; LENDER MEETING.

         Subject to subsection 10.19, each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Credit Party or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Credit Party may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, each Credit Party will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at such Credit Party's corporate offices (or such other location as may be agreed to by such Credit Party and Agent) at such time as may be agreed to by such Credit Party and Agent.

6.6      COMPLIANCE WITH LAWS, ETC.

         Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

6.7      ENVIRONMENTAL DISCLOSURE AND INSPECTION.

         A. Each Credit Party shall, and shall cause each of its Subsidiaries to, exercise all reasonable due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

         B. Each Credit Party agrees that Agent may, from time to time and in its sole and absolute discretion, retain an independent professional consultant to review any report relating to Hazardous Materials prepared by or for such Credit Party and to conduct its own investigation of any Facility currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries, and each Credit Party agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by such Credit Party or any of its Subsidiaries. Each Credit Party agrees to pay all reasonable fees, costs, expenses incurred by Agent's professional consultant hereunder (i)


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after the occurrence and during the continuation of an Event of Default or
Potential Event of Default, (ii) in connection with Agent and Lender's exercise of its remedies hereunder or under any of the other Loan Documents, or (iii) in the event that Agent in its reasonable discretion determines that there exists a material risk of an Environmental Claim which could result in a Material Adverse Effect. Each Credit Party hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by such Credit Party or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by such Credit Party and Agent, upon reasonable advanced notice and during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Each Credit Party and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to such Credit Party with the understanding that such Credit Party acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to such Credit Party's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to such Credit Party, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         C. Each Credit Party shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials known to it which is required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications of which it has knowledge with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by such Credit Party or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim of which it has knowledge that could have a Material Adverse Effect, (iv) such Credit Party's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether such Credit Party or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

         D. Each Credit Party shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by such Credit Party or any of its Subsidiaries that could reasonably be expected to expose such Credit Party or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by such Credit Party or any


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of its Subsidiaries and (ii) any proposed action to be taken by such Credit
Party or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject such Credit Party or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

         E. Each Credit Party shall, at its own expense, provide copies of such documents or information in such Credit Party's possession or obtainable at a reasonable cost as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8      BORROWERS' REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations, except when, and only to the extent that, such Credit Party's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by such Credit Party or could not have a Material Adverse Effect. In the event any Credit Party or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, such Credit Party or such Subsidiary shall conduct and complete such remedial action in substantial compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities.

6.9      INTEREST RATE PROTECTION.

         So long as the Combined Total Debt Ratio is greater than or equal to 4.50:1.00, at all times after the date which is 60 days after the Closing Date, Borrowers shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount at any time of not less than an amount equal to 50% of the then outstanding principal balance of the Loans, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate satisfactory to Agent with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance reasonably satisfactory to Agent and with a term of not less than two years.

6.10     COMPLIANCE WITH RELATED DOCUMENTS.

         Each Credit Party shall comply at all times with each of the covenants under the Related Documents to which such Credit Party is a party except where failure to do so could not have a Material Adverse Effect.

6.11     TRANSFER OF FCC LICENSES FOR WJST-FM AND WJBX-FM TO LICENSE SUBS.

         On or before the sixtieth (60th) day following the Closing Date, Borrowers shall have made all appropriate filings to transfer all of the FCC Licenses held or acquired by any Borrower for WJST-FM and WJBX-FM to the respective License Sub pursuant to an appropriate Transfer FCC Consent and on or before the 120th day following the Closing Date such transfer shall have


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been consummated and each Borrower and each License Sub shall have delivered to
Agent all documents and instruments evidencing such assignment and transfer.

6.12     REAL PROPERTY MATTERS.

         A. DELIVERY OF MORTGAGES; MORTGAGE POLICIES. On or before the 60th day following the Closing Date, Agent shall have received from each Credit Party, as appropriate (A) fully executed Mortgages, which Mortgages shall cover the real properties (other than the Excluded Collateral) owned in fee by any of such Credit Parties as of the Closing Date on which Agent requests a Mortgage (each a "INITIAL MORTGAGED PROPERTY" and collectively the "INITIAL MORTGAGED PROPERTIES") sufficient to create a valid and enforceable lien, (B) Credit Parties shall use their commercially reasonable best efforts to provide a Consent Letter with respect to each real estate lease in form and substance satisfactory to Agent and (C) an ALTA lender's title insurance policy or other form of policy satisfactory to Agent ("LENDER'S POLICY") issued by a company or companies satisfactory to Agent, in an amount satisfactory to Agent, with all premiums paid thereon, and which shall insure that (i) the Obligations are secured by a valid first Lien on the Initial Mortgaged Properties subject only to the title exceptions approved by Agent, and (ii) the applicable Credit Party is current in the payment of all applicable state and local taxes, charges and assessments affecting each of the Initial Mortgaged Properties.

         B. ENVIRONMENTAL AUDIT. On or before the 60th day following the Closing Date, Borrowers shall have delivered copies of a Phase I environmental assessment for each owned Facility related to the Stations together with such other information, in form and substance satisfactory to Agent, concerning environmental matters that Agent may require.

SECTION 7.        BORROWERS' NEGATIVE COVENANTS

         Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) The Credit Parties may become and remain liable with respect to the Obligations;

                  (ii) Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;


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                  (iii) Borrowers and their respective Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases in an aggregate amount not to exceed $500,000 at any time;

                  (iv) Borrowers and their respective Subsidiaries may become and remain liable with respect to secured purchase money Indebtedness and other unsecured Indebtedness (in addition to other Indebtedness specifically permitted under this subsection 7.1) in an aggregate amount not to exceed $1,000,000 at any time; provided that with respect to any purchase money Indebtedness, such Indebtedness shall be secured only by the assets purchased with the proceeds thereof (and proceeds thereof) and at least 80% of the purchase price of such assets was provided by the proceeds of such purchase money Indebtedness;

                  (v) The Subsidiaries of Borrowers may become and remain liable with respect to Indebtedness to Borrowers and Borrowers may become and remain liable with respect to Indebtedness to a Subsidiary of Borrowers; provided that all such intercompany Indebtedness shall be subordinated in right of payment to the cash payment in full of the Obligations and any payment by any Subsidiary of any Borrower under the Subsidiary Guaranty shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to such Borrower;

                  (vi) Borrowers and their respective Subsidiaries may become and remain liable with respect to Affiliate Subordinated Indebtedness in an aggregate amount not to exceed $46,000,000 at any time; and

                  (vii) Borrowers and their respective Subsidiaries may become and remain liable in respect of accounts payable, accrued expenses and other deferred expenses constituting Indebtedness not in excess of $500,000 outstanding at any time.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except for the following:

                  (i) Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Security Documents;

                  (iii) purchase money Liens securing purchase money Indebtedness permitted pursuant to subsection 7.1(iv); provided that
         (a) the purchase of the asset subject to such


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         Lien is permitted under the terms of subsection 7.7 and (b) such Liens encumber only the asset so purchased (and proceeds thereof);

                  (iv) Liens securing Capital Leases permitted under subsections 7.9; and

                  (v) Liens encumbering Excluded Collateral.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets other than Excluded Collateral, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any Lien other than a Permitted Lien.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale or with respect to Excluded Collateral, neither any Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired other than leases or licenses of specified property which prohibit Liens on such property.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO CREDIT PARTIES OR OTHER SUBSIDIARIES. Except as provided herein, the Credit Parties will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by such Credit Party or any other Subsidiary of such Credit Party,
(ii) repay or prepay any Indebtedness owed by such Subsidiary to such Credit Party or any other Subsidiary of such Credit Party, (iii) make loans or advances to such Credit Party or any other Subsidiary of such Credit Party, or (iv) transfer any of its property or assets to such Credit Party or any other Subsidiary of such Credit Party.

7.3      INVESTMENTS; JOINT VENTURES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) The Credit Parties and their respective Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) The Credit Parties and their respective Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any of their respective Subsidiaries;



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                  (iii) The Credit Parties and their respective Subsidiaries may make intercompany loans to the extent permitted under subsection
         7.1(v);

                  (iv) BBMC may make Investments in the Credit Parties consisting of the payment or advancement of expenses on behalf of such Credit Parties in the ordinary course of business;

                  (v) The Credit Parties and their respective Subsidiaries may make Combined Capital Expenditures permitted by subsection 7.8;

                  (vi) The Credit Parties and their respective Subsidiaries may hold Investments in the WJST Note and WTSB Note and other promissory notes received from time to time in respect of Asset Sales permitted hereunder;

                  (vii) The Credit Parties and their respective Subsidiaries may make Investments consisting of deposits and surety bonds, escrow arrangements and like transactions incurred either (a) in the ordinary course of business or (b) in connection with a Permitted Acquisition;

                  (viii) Investments in Subsidiaries formed for the purpose of making, or acquired pursuant to, one or more Permitted Acquisitions; provided that such Subsidiaries become parties to the Subsidiary Guaranty and the other Loan Documents to the same extent as the other Subsidiaries of Borrowers; and

                  (ix) Investments existing as of the Closing Date as set forth in Schedule 7.3.

7.4      CONTINGENT OBLIGATIONS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) The Credit Parties and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations incurred pursuant to the Loan Documents or the Related Documents;

                  (ii) Borrowers may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 6.9;

                  (iii) Contingent Obligations with respect to transactions permitted pursuant to subsection 7.7; and

                  (iv) Borrowers and their respective Subsidiaries may become and remain liable with respect to performance bonds or deposits or other surety arrangements supporting insurance obligations or other commitments or undertakings arising in the ordinary course of business consistent with past practice.

7.5      RESTRICTED JUNIOR PAYMENTS.


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
         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that:

                  (i) Borrowers and their respective Subsidiaries may make distributions to the shareholders and/or partners of the Borrowers for tax obligations incurred by such Persons as a result of the pass-through of income to such Persons from the Credit Parties or as a result of the disposition by such Persons of any interest in a Credit Party (including without limitation, capital gains taxes);

                  (ii) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to the shareholders and/or partners of the Borrowers in an aggregate amount not to exceed $2,770,000 for each Fiscal Year related to the interest incurred on the Affiliate Subordinated Indebtedness; provided that within three days of receipt of such Restricted Junior Payment, the recipients of such Restricted Junior Payment make a capital contribution equal to the amount of such Restricted Junior Payment to any Borrower; provided further that if such payment is made and returned, and the Loans are repaid with the proceeds thereof, all on a same-day basis, any Indebtedness incurred hereunder and repaid on such day for such purpose shall not be included in Combined Total Debt or Combined Cash Interest Expense for purposes of calculating the Combined Total Debt Ratio;

                  (iii) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions in respect of remaining tax obligations of the shareholders and/or partners of the Borrowers with respect to the Like-Kind Exchange; provided that (i) the aggregate amount of such distributions during any Fiscal Year does not exceed the lesser of (a) 50% of Combined Excess Cash Flow for the previous Fiscal Year or (b) Borrowers' share of Combined Excess Cash Flow which it is entitled to retain pursuant to subsection 2.4B(iii)(d) and (ii) such distributions shall be made only after Borrowers shall have made the payments required under subsection 2.4B(iii)(d), if applicable.

                  (iv) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Borrowers may repay the WJST Note on the Closing Date and make a distribution in an aggregate amount not to exceed $4,325,000 to Parent on the Closing Date as reimbursement for personal cash payments made with respect to WJST-FM and WJBX-FM;

                  (v) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Borrowers may make a distribution in an aggregate amount not to exceed $1,000,000 to Parent on the Closing Date as reimbursement for personal cash payments relating to transactions entered into with respect to the WDAS-FM/AM disposition;

                  (vi) Borrowers may pay Overhead and Management Fees as permitted by subsection 7.8; and


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
                  (vii) as long as no Event of Default or Potential Event of Default has occurred and is continuing, Beasley of North Carolina may make payments in respect of the Sam Floyd Note.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM INTEREST COVERAGE RATIO. Borrowers shall not permit the ratio of (i) Combined Operating Cash Flow to (ii) Combined Cash Interest Expense for any four consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Borrowers (X) during the period from and including the Closing Date to and including December 31, 1998 to be less than 1.75:1.00, and (Y) thereafter to be less than 2.00:1.00.

         B. MINIMUM FIXED CHARGE COVERAGE RATIO. Borrowers shall not permit the ratio of (i) Combined Operating Cash Flow to (ii) Combined Fixed Charges for any four consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter of Borrowers to be less than 1.10:1.00.

         C. MAXIMUM COMBINED TOTAL DEBT RATIO. Borrowers shall not permit the ratio of (i) Combined Total Debt as of the last day of any Fiscal Quarter to
(ii) Combined Operating Cash Flow for the four consecutive Fiscal Quarter period ending as of the last day of such Fiscal Quarter during any of the periods set forth below to exceed the correlative ratio indicated:



                                                               MAXIMUM
                                                            COMBINED TOTAL
               PERIODS                                        DEBT RATIO
               -------                                        ----------
Closing Date - September 30, 1998                             6.40:1.00

October 1, 1999 - March 31, 1999                              6.25:1.00

April 1, 1999 - September 30, 1999                            6.00:1.00

October 1, 1999 - December 31, 2001                           5.50:1.00

January 1, 2002 - December 31, 2002                           5.00:1.00

January 1, 2003 - December 31, 2003                           4.50:1.00

January 1, 2004 - December 31, 2004                           4.00:1.00

January 1, 2005 and thereafter                                3.50:1.00



7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, alter the corporate, or other legal structure of the Credit Parties or any of their respective Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of their


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
business, property or fixed assets, whether now owned or hereafter acquired (other than sales and other dispositions, including the sale, transfer, replacement or other disposition of equipment and inventory, in each case, in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person or enter into any LMA except:

                  (i) (a) any Borrower and any Subsidiary of any Borrower may be merged or consolidated with or into, or may convey, lease or otherwise dispose of assets to any Borrower (provided that such Borrower shall be the continuing or surviving entity) or with or into or to any one or more Subsidiaries of any Borrower and (b) any Subsidiary of any Borrower may liquidate or dissolve as long as in connection therewith all of its assets are transferred to any Borrower or any Subsidiary of any Borrower; provided that a License Subsidiary may only be merged with or liquidated or dissolved into, another License Subsidiary; provided further, that none of the foregoing transactions shall result in any diminution in ownership by Borrowers (on a combined basis) of any of the assets affected thereby;

                  (ii) Borrowers and their respective Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iii) Borrowers and their respective Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof as determined by Borrowers in good faith;

                  (iv) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, or would result therefrom, Borrowers and their respective Subsidiaries may consummate acquisitions of radio broadcasting stations in one of Borrowers' existing markets or in one of the top 100 markets in the United States (as determined by the most current edition of BIA's Investing in Radio) (each, a "PERMITTED ACQUISITION") and may enter into LMA's for radio broadcasting stations upon satisfaction of the following conditions (as applicable):

                         (a) in the case of a Permitted Acquisition:

                                (1) each of the conditions set forth in
                         subsection 4.2 shall have been satisfied; and

                                (2) prior to any such Acquisition, Borrowers
                         shall have demonstrated, to Agent's reasonable satisfaction, pro forma compliance with each of the covenants set forth in subsection 7.6 after giving effect to such Acquisition and throughout the remaining term of this Agreement and shall provide projections to Agent evidencing such compliance, all of the foregoing to be reasonably satisfactory in form and substance to Agent.

                         (b) in the case of an LMA:

                                (1) such LMA shall only be entered into in by
                         one or more Borrowers or their respective Subsidiaries as a programmer or broker with respect to radio broadcasting stations Borrowers or their respective Subsidiaries would otherwise be permitted to acquire in accordance with this subsection 7.7(iv);

                                (2) Borrowers and their respective Subsidiaries'
                         rights, title and interest in and to such LMA shall be subject to a First Priority Lien in favor of Agent on behalf of Lenders; and

                                (3) Borrowers shall have delivered to Agent an
                         Officer's Certificate dated as of the date Borrowers or their respective Subsidiaries enter into such LMA and calculated to give effect to any related transactions, demonstrating compliance with the conditions set forth in this subsection 7.7(iv) and the covenants set forth in this Agreement after giving effect to such LMA; and

                  (v) Borrowers and their respective Subsidiaries may make Asset Sales; provided that either (i) the assets subject to such Asset Sales, in the aggregate together with all other assets sold pursuant to Asset Sales of the Borrowers and their respective Subsidiaries for the most recently completed four Fiscal Quarters, did NOT generate more than 5 % of Combined Operating Cash Flow in the most recently completed four Fiscal Quarters or (ii) Requisite Lenders approve of such Asset Sale.

7.8      OVERHEAD.

         Borrowers may make payments of Overhead in an aggregate amount for each such Fiscal Year not to exceed the greater of (X) $2,500,000 and (Y) 15% of Combined Operating Cash Flow for such Fiscal Year; provided that the Borrowers may only make payments of the Management Fees portion of Overhead payable to the Beasley Family, directly or indirectly, in excess of historical base salary amounts for such Persons paid in calendar year 1997 (as such base salary amounts may increase by an amount not greater than 5% per annum) as set forth in this subsection 7.8 so long as no Event of Default or Potential Event of Default has occurred and is continuing.

7.9      SALES AND LEASE-BACKS.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired (other than Excluded Collateral), (i) which Credit Parties or any of their respective Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Credit Parties or any of their respective Subsidiaries) or (ii) which Credit Parties or any of the respective Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Credit Parties or any of their respective Subsidiaries to any Person (other than the Credit Parties or any of their respective Subsidiaries) in connection with such lease.

7.10     SALE OR DISCOUNT OF RECEIVABLES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable outside the ordinary course of business.

7.11     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Credit Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of any Credit Party or with any Affiliates of any Credit Party or of any such holder, on terms that are less favorable to such Credit Party or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restrictions shall not apply to (i) any transactions between or among the Borrowers and any of their respective wholly-owned Subsidiaries or between or among any such Subsidiary and any of its wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of the Credit Parties and their respective Subsidiaries, or (iii) the Management Agreements; provided further that Borrowers may pay (i) up to $250,000 in legal fees of George and Caroline Beasley in the Gerard Broadcasting lawsuit and (ii) premiums with respect to the split-dollar life insurance policy on George Beasley.

7.12     DISPOSAL OF SUBSIDIARY STOCK.

         The Credit Parties shall not, except as specifically permitted under subsection 7.7 or subsection 7.2:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of their respective Subsidiaries, except with respect to Agent pursuant to the terms of the Security Documents, the Credit Parties, another Subsidiary of any Credit Party, or to qualify directors if required by applicable law; or

                  (ii) permit any of their respective Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of the Credit Parties' respective Subsidiaries (including such Subsidiary), except with respect to Agent pursuant to the terms of the Security Documents, the Credit Parties, another Subsidiary of any Credit Party, or to qualify directors if required by applicable law.

7.13     CONDUCT OF BUSINESS

         From and after the Closing Date, no Credit Party will engage in any business other than (i) the business engaged in by such Credit Party on the Closing Date, and similar or related businesses, and (ii) such other lines of business as may be consented to by Agent and Requisite Lenders; provided that, notwithstanding anything to the contrary in this Agreement, no License Sub shall engage in any business or incur any liabilities other than the ownership of its respective


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
FCC Licenses and the execution, delivery and performance of the Loan Documents to which it is a party and activities incidental to the foregoing.

7.14     AMENDMENTS OR WAIVERS OF RELATED DOCUMENTS AND CHARTER DOCUMENTS

         A. NO AMENDMENT OR WAIVER OF RELATED DOCUMENTS. Without obtaining the written consent of Requisite Lenders, no Credit Party will agree to any amendment to, or waive any of its rights under any of the Related Documents (other than amendments or waivers of such Related Documents which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party, Agent or any Lender).

         B. CHARTER DOCUMENTS. No Credit Party will agree to any material amendment to, or waive any of its material rights under, its certificates or articles of incorporation, bylaws or other documents relating to its capital stock (other than amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party, Agent or any Lender) without, in each case, obtaining the written consent of Agent or Requisite Lenders to such amendment or waiver.

7.15     FISCAL YEAR

         No Credit Party shall change its fiscal year-end from December 31 without the consent of Requisite Lenders.

SECTION 8.        EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Borrowers to pay any installment of principal of or interest on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit within three Business Days after the date due; or failure by Borrowers to pay any fee or any other amount due under this Agreement within five Business Days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of any Credit Party to pay when due (including any applicable grace period) (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $1,000,000 or more or any items of Indebtedness with an aggregate principal amount of $1,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $1,000,000 or more or any Contingent Obligations with an aggregate principal amount of $1,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Borrowers or any of their respective Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $1,000,000 or more or any items of Indebtedness with an aggregate principal amount of $1,000,000 or more or any Contingent Obligation in an individual principal amount of $1,000,000 or more or any Contingent


                                       89
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Obligations with an aggregate principal amount of $1,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such other Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, or such Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of any Credit Party to perform or comply with any term or condition contained in subsection 2.5, 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Credit Party or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by such Credit Party or any of its respective Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Credit Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of any Borrower shall have obtained knowledge of such default or (ii) receipt by Borrowers of notice from Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Credit Party, or over all or a substantial part of their property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Credit Party for all or a substantial part of their property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Credit Party, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) Any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $2,500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Borrowers or any of their respective Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Borrower or any of its respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

8.11     FAILURE OF SECURITY, GUARANTY OR SUBORDINATION.

         (i) The Subsidiary Guaranty or any Security Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the satisfaction in full of all Obligations) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or the Agent shall not have or cease to have a valid and perfected First Priority security interest in the Collateral (subject to Permitted Liens) to the extent contemplated by the Security Documents, or (ii) any


                                       91